                                                                    EXHIBIT 10.4



--------------------------------------------------------------------------------






                                CREDIT AGREEMENT

                          dated as of December 21, 1998


                                      among


                             CONEXANT SYSTEMS, INC.,


                            THE LENDERS NAMED HEREIN,


                           CREDIT SUISSE FIRST BOSTON,
                  as Administrative Agent and Collateral Agent









--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                          PAGE

ARTICLE I  Definitions......................................................................1

        SECTION 1.1.  Defined Terms.........................................................1

        SECTION 1.2.   Terms Generally.....................................................22

        SECTION 1.3.   Exchange Rates......................................................23

ARTICLE II  The Credits....................................................................23

        SECTION 2.1.   Commitments.........................................................23

        SECTION 2.2.   Loans...............................................................23

        SECTION 2.3.   Borrowing Procedure.................................................25

        SECTION 2.4.   Evidence of Debt; Repayment of Loans................................26

        SECTION 2.5.   Fees................................................................27

        SECTION 2.6.   Interest on Loans...................................................28

        SECTION 2.7.   Default Interest....................................................28

        SECTION 2.8.   Alternate Rate of Interest..........................................28

        SECTION 2.9.   Termination and Reduction of Commitments............................29

        SECTION 2.10.  Conversion and Continuation of Borrowings...........................29

        SECTION 2.11.  Repayment of Loans..................................................31

        SECTION 2.12.  Prepayment..........................................................31

        SECTION 2.13.  Mandatory Prepayments...............................................31

        SECTION 2.14.  Reserve Requirements; Change in Circumstances.......................33

        SECTION 2.15.  Change in Legality..................................................35

        SECTION 2.16.  Indemnity...........................................................36

        SECTION 2.17.  Pro Rata Treatment..................................................36

        SECTION 2.18.  Sharing of Setoffs..................................................37

        SECTION 2.19.  Payments............................................................37

        SECTION 2.20.  Taxes...............................................................38

        SECTION 2.21.  Assignment of Commitments
                       under Certain Circumstances; Duty to Mitigate.......................40

        SECTION 2.22.  Swingline Loans.....................................................41

        SECTION 2.23.  Letters of Credit...................................................43

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE

        SECTION 2.24.  Reporting Requirements of the Swingline Lender
                       and Issuing Banks...................................................46

ARTICLE III  Representations and Warranties................................................47

        SECTION 3.1.   Organization; Powers................................................47

        SECTION 3.2.   Authorization.......................................................47

        SECTION 3.3.   Enforceability......................................................47

        SECTION 3.4.   Governmental Approvals..............................................48

        SECTION 3.5.   Financial Statements................................................48

        SECTION 3.6.   No Material Adverse Change..........................................48

        SECTION 3.7.   Title to Properties; Possession Under Leases........................49

        SECTION 3.8.   Subsidiaries........................................................49

        SECTION 3.9.   Litigation; Compliance with Laws....................................49

        SECTION 3.10.  Agreements..........................................................50

        SECTION 3.11.  Federal Reserve Regulations.........................................50

        SECTION 3.12.  Investment Company Act; Public Utility Holding Company Act..........50

        SECTION 3.13.  Use of Proceeds.....................................................50

        SECTION 3.14.  Tax Returns.........................................................50

        SECTION 3.15.  No Material Misstatements...........................................50

        SECTION 3.16.  Employee Benefit Plans..............................................51

        SECTION 3.17.  Environmental Matters...............................................51

        SECTION 3.18.  Insurance...........................................................52

        SECTION 3.19.  Security Documents..................................................52

        SECTION 3.20.  Location of Real Property and Leased Premises.......................53

        SECTION 3.21.  Labor Matters.......................................................53

        SECTION 3.22.  Solvency............................................................53

        SECTION 3.23.  Year 2000 Matters...................................................54

        SECTION 3.24.  Spin-off............................................................54

ARTICLE IV  Conditions of Lending..........................................................54

        SECTION 4.1.  All Credit Events....................................................54

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE

        SECTION 4.2.   First Credit Event..................................................55

ARTICLE V  Affirmative Covenants...........................................................58

        SECTION 5.1.   Existence; Businesses and Properties................................58

        SECTION 5.2.   Insurance...........................................................58

        SECTION 5.3.   Obligations and Taxes...............................................60

        SECTION 5.4.   Financial Statements, Reports, etc..................................60

        SECTION 5.5.   Litigation and Other Notices........................................61

        SECTION 5.6.   Employee Benefits...................................................61

        SECTION 5.7.   Maintaining Records; Access to Properties and Inspections...........61

        SECTION 5.8.   Use of Proceeds.....................................................62

        SECTION 5.9.   Compliance with Environmental Laws..................................62

        SECTION 5.10.  Preparation of Environmental Reports................................62

        SECTION 5.11.  Further Assurances..................................................62

        SECTION 5.12.  Year 2000...........................................................63

        SECTION 5.13.  Spin-off............................................................63

ARTICLE VI  Negative Covenants.............................................................63

        SECTION 6.1.   Restricted Indebtedness.............................................63

        SECTION 6.2.   Liens...............................................................64

        SECTION 6.3.   Sale and Lease-Back Transactions....................................66

        SECTION 6.4.   Acquisitions, Investments, Loans and Advances.......................66

        SECTION 6.5.   Mergers, Consolidations and Sales of Assets.........................68

        SECTION 6.6.   Dividends and Distributions; Restrictions on Ability
                       of Subsidiaries to Pay Dividends....................................69

        SECTION 6.7.   Transactions with Affiliates........................................70

        SECTION 6.8.   Business of the Company and Subsidiaries............................70

        SECTION 6.9.   Fiscal Year.........................................................70

        SECTION 6.10.  Capital Expenditures................................................70

        SECTION 6.11.  Consolidated Leverage Ratio.........................................70

        SECTION 6.12.  Minimum Net Worth...................................................70

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                          PAGE

        SECTION 6.13.  Consolidated Interest Coverage Ratio................................70

        SECTION 6.14.  Consolidated Quick Ratio............................................71

ARTICLE VII  Events of Default.............................................................71

ARTICLE VIII The Administrative Agent and the Collateral Agent.............................73

ARTICLE IX   Miscellaneous.................................................................75

        SECTION 9.1.   Notices.............................................................75

        SECTION 9.2.   Survival of Agreement...............................................76

        SECTION 9.3.   Binding Effect......................................................76

        SECTION 9.4.   Successors and Assigns..............................................76

        SECTION 9.5.   Expenses; Indemnity.................................................80

        SECTION 9.6.   Right of Setoff.....................................................81

        SECTION 9.7.   Applicable Law......................................................81

        SECTION 9.8.   Waivers; Amendment..................................................81

        SECTION 9.9.   Interest Rate Limitation............................................82

        SECTION 9.10.  Entire Agreement....................................................82

        SECTION 9.11.  WAIVER OF JURY TRIAL................................................83

        SECTION 9.12.  Severability........................................................83

        SECTION 9.13.  Counterparts........................................................83

        SECTION 9.14.  Headings............................................................83

        SECTION 9.15.  Jurisdiction; Consent to Service of Process.........................83

        SECTION 9.16.  Conversion of Currencies............................................84

        SECTION 9.17.  Confidentiality.....................................................84

        SECTION 9.18.  European Monetary Union.............................................85

        SECTION 9.19.  Foreign Subsidiary Borrowers........................................86

SCHEDULES

Schedule 1.1(a)       Additional Cost
Schedule 1.1(b)       Subsidiary Guarantors
Schedule 1.1(c)       Mortgaged Properties
Schedule 1.1(d)       Inactive Subsidiaries
Schedule 2.1          Lenders; Commitments
Schedule 3.5(b)       Financial Statements
Schedule 3.8          Subsidiaries
Schedule 3.9          Litigation
Schedule 3.17         Environmental Matters
Schedule 3.18         Insurance
Schedule 3.19(d)      Mortgage Filing Offices
Schedule 3.20(a)      Owned Real Property
Schedule 3.20(b)      Leased Real Property
Schedule 4.2(a)       Local Counsel
Schedule 6.1          Indebtedness
Schedule 6.2          Liens
Schedule 6.4          Investments
Schedule 6.7          Non-Arm's Length Spin-off Transactions


EXHIBITS

Exhibit A             Form of Administrative Questionnaire
Exhibit B             Form of Assignment and Acceptance
Exhibit C             Form of Borrowing Request
Exhibit D             Form of Indemnity, Subrogation and Contribution Agreement
Exhibit E             Form of Mortgage
Exhibit F             Form of Pledge Agreement
Exhibit G             Form of Security Agreement
Exhibit H-1           Form of Company Guarantee Agreement
Exhibit H-2           Form of Subsidiary Guarantee Agreement
Exhibit I-1           Form of Opinion of Chadbourne & Parke LLP
Exhibit I-2           Form of Local Counsel Opinion

        CREDIT AGREEMENT dated as of December 21, 1998, among CONEXANT SYSTEMS, INC. (formerly named ROCKWELL SEMICONDUCTOR SYSTEMS, INC.), a Delaware corporation (the "Company"), certain of the Subsidiaries (as defined in Article
I) from time to time party to this Agreement (the "Borrower Subsidiaries" and together with the Company, each a "Borrower" and collectively, the "Borrowers"), the Lenders (as defined in Article I), the Issuing Banks (as defined in Article
I) and CREDIT SUISSE FIRST BOSTON, a bank organized under the laws of Switzerland, acting through its New York branch ("CSFB"), as administrative agent (in such capacity, the "Administrative Agent") and as collateral agent (in such capacity, the "Collateral Agent") for the Lenders.

        WHEREAS, as more fully described in the Spin-off Form 10 hereinafter referred to (this and other capitalized terms being used herein as defined in Section 1.1), Rockwell has announced its intention to dividend the common stock of the Company to the shareholders of Rockwell in a tax free distribution;

        WHEREAS, the Borrowers have requested the Lenders to extend credit in the form of Revolving Loans to be made at any time and from time to time during the period from the Closing Date to the Revolving Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $350,000,000. The Company has requested the Swingline Lender to extend credit, at any time and from time to time during the period from the Closing Date to the Revolving Maturity Date, in the form of Swingline Loans of up to $35,000,000 (consisting of loans in Alternative Currencies in an aggregate amount on a Dollar Equivalent basis not to exceed $25,000,000 and loans denominated in dollars not to exceed $10,000,000). The Company has requested the Issuing Banks to issue letters of credit denominated in dollars in an aggregate face amount at any time outstanding not in excess of $25,000,000, to support payment obligations incurred in the ordinary course of business by the Company and the Subsidiaries. A portion of the Loans may be used on the Closing Date to pay fees and expenses related to the Spin-off and the Loan Documents. The proceeds of the Revolving Loans and Swingline Loans (other than the Loans used for the purposes previously specified in the immediately preceding sentence) are to be used for working capital and other general corporate purposes including acquisitions and repayment or prepayment of Indebtedness.

        The Lenders are willing to extend such credit to the Borrowers and the Issuing Banks are willing to issue letters of credit for the account of the Company on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions


        SECTION 1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

        "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

        "ABR Loan" shall mean any Revolving Loan or Swingline Dollar Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

         "Additional Cost" shall mean, in relation to any Alternative Currency Borrowing that is denominated in Pounds and is borrowed by the Company, for any Interest Period, the cost as calculated by the Administrative Agent in accordance with Schedule 1.1(a) imputed to each Lender participating in such Borrowing of compliance with the mandatory liquid assets requirements of the Bank of England during that Interest Period, expressed as a percentage.

        "Adjusted LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the LIBO Rate in effect for such Interest Period multiplied by Statutory Reserves; provided, however, that, if such Eurocurrency Borrowing is an Alternative Currency Borrowing that is denominated in Pounds and is borrowed by the Company, then the "Adjusted LIBO Rate" shall be the LIBO Rate in effect for such Interest Period plus Additional Cost.

         "Administrative Agent Fees" shall have the meaning assigned to such term in Section 2.5(b).

        "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

        "Affiliate" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

        "Aggregate Revolving Exposure" shall mean the aggregate amount of the Lenders' Revolving Exposures.

        "Agreement Currency" shall have the meaning assigned to such term in
Section 9.16.

        "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

        "Alternative Currency" shall mean Euros, Marks, Pounds, Francs or Yen.

        "Alternative Currency Borrowing" shall mean a Borrowing comprised of Alternative Currency Swingline Loans.

        "Alternative Currency Commitment" shall have the meaning given such term in clause (ii) of the proviso to Section 2.22(a)(ii).

        "Alternative Currency Credit Exposure" shall mean, at any time, the Dollar Equivalent of the aggregate principal amount of all outstanding Alternative Currency Swingline Loans at such time.

        "Alternative Currency Equivalent" shall mean, on any date of determination, with respect to any amount denominated in dollars in relation to any specified Alternative Currency, the equivalent in such specified Alternative Currency of such amount in dollars, determined by the Administrative Agent pursuant to Section 1.3 using the applicable Exchange Rate then in effect.

        "Alternative Currency Swingline Loan" shall mean a Swingline Loan denominated in an Alternative Currency.

        "Applicable Percentage" as to any Eurocurrency Loan, ABR Loan, or Commitment Fee, shall mean a margin, measured in basis points per annum, that is
(i) during the six-month period following the Closing Date the margin set forth opposite "Tier III" in the pricing grid below, and (ii) thereafter, the margin based on the Total Debt to Capitalization Ratio, as follows:

===================================================================================================
     Tier            Margin (bp) for       Margin (bp) for      Margin (bp) for Commitment Fees
                    Eurocurrency Loans         ABR Loan
===================================================================================================
       I                  125.0                  25.0                        30.0
---------------------------------------------------------------------------------------------------
      II                  150.0                  50.0                        37.5
---------------------------------------------------------------------------------------------------
     III                  175.0                  75.0                        50.0
---------------------------------------------------------------------------------------------------
      IV                  200.0                 100.0                        50.0
===================================================================================================

        For purposes of the foregoing table:

                      "Tier I" means that the Total Debt to Capitalization Ratio is less than 0.15 to 1.00.

                      "Tier II" means that the Total Debt to Capitalization
               Ratio is less than 0.20 to 1.00 and greater than or equal to 0.15 to 1.00.

                      "Tier III" means that the Total Debt to Capitalization
               Ratio is less than 0.25 to 1.00 and greater than or equal to 0.20 to 1.00.

                      "Tier IV" means that the Total Debt to Capitalization
               Ratio is greater than or equal to 0.25 to 1.00.

Each change in the Applicable Percentage shall be effective upon receipt by the Administrative Agent of the certificate delivered pursuant to Section 5.4(c)(iv); it being understood that if such certificate is not delivered when due, the Applicable Percentage shall be deemed to be Tier IV during the period from the date such certificate is required to be furnished until such time that such certificate is furnished.

        "Asset Sale" shall mean the sale, transfer or other disposition (by way of merger or otherwise and including by way of a Sale and Leaseback) by the Company or any Subsidiary to any person other than the Company or any Subsidiary Guarantor which is a Domestic Subsidiary of (a) any capital stock of any Subsidiary (other than directors' qualifying shares) or (b) any other assets of the Company or any Subsidiary (other than cash, cash equivalents, marketable securities, accounts receivable, assets disposed of in connection with the Spin-off on or prior to the Distribution Date, and assets no longer used or useful in the business of the Company and its Subsidiaries, and, in the case of accounts receivable, disposed of in the ordinary course of business and consistent with past practice).

        "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

        "Borrowers" shall have the meaning set forth in the preamble to this Agreement.

         "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect. A conversion or a continuation of any Borrowing shall not constitute a Borrowing for purposes of Article IV.

        "Borrowing Request" shall mean a request for a Loan by the applicable Borrower and the Company if the Borrower is not the Company in accordance with the terms of Section 2.3 and substantially in the form of Exhibit C.

        "Borrower Subsidiaries" shall have the meaning set forth in the preamble to this Agreement.

        "Breakage Event" shall have the meaning given such term in Section 2.16(a).

        "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market, and, when used in connection with any Calculation Date or determining any date on which any amount is to be paid or made available in an Alternative Currency, the term "Business Day" shall also exclude any day on which commercial banks and foreign exchange markets are not open for business in the principal financial center in the country of issuance of such Alternative Currency.

        "Calculation Date" shall mean (a) the date of delivery of each Borrowing Request, (b) the date of issuance of any Letter of Credit, (c) the date of notice of conversion or continuation of any Borrowing pursuant to Section 2.10 or (d) such additional dates as the Administrative Agent, the Swingline Lender or the Required Lenders shall specify.

        "Capital Lease Obligations" shall mean as to any person, the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

        "Casualty" shall have the meaning assigned to such term in the Mortgages.

        "Casualty Proceeds" shall have the meaning assigned to such term in the Mortgages.

        A "Change in Control" shall be deemed to have occurred if (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof (other than the Rockwell International Corporation Savings Plan or any other employee benefit plan of Rockwell International Corporation or the Company)) shall own directly or indirectly, beneficially or of record, shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (b) the Rockwell International Corporation Savings Plan or any other employee benefit plan of Rockwell International Corporation or the Company, individually or in the aggregate, shall own directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Company; (c) the Continuing Directors shall at any time cease to constitute a majority of the board of directors of the Company; or (d) any change in control (or similar event, however denominated) with respect to the Company or any of the Subsidiaries shall occur under and as defined in any indenture or agreement in respect of Indebtedness in an outstanding principal amount in excess of $50,000,000 to which the Company or any of the Subsidiaries is a party.

        "Closing Date" shall mean the date of the first Credit Event.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "Collateral" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

        "Commitment" shall mean, with respect to any Lender, such Lender's Revolving Commitment and Swingline Commitments.

        "Commitment Fee" shall have the meaning assigned to such term in Section 2.5(a).

        "Company" shall have the meaning set forth in the preamble to this Agreement.

        "Company Guarantee Agreement" shall mean the Guarantee Agreement substantially in the form of Exhibit H-1 made by the Company in favor of the Collateral Agent for the benefit of the Lenders.

        "Condemnation" shall have the meaning assigned to such term in the Mortgages.

        "Condemnation Proceeds" shall have the meaning assigned to such term in the Mortgages.

        "Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated as of November, 1998 (including exhibits) prepared on behalf of the Company for the Lenders.

        "Consolidated Capital Expenditures" shall mean, for any period, the aggregate, without duplication, of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Company or any of the Subsidiaries during such period (or, in the case of a newly formed or acquired Subsidiary, during the portion of such period when such person was a Subsidiary) that, in accordance with GAAP, are includible in "additions to property, plant and equipment" or similar items reflected in the consolidated statement of cash flows of the Company and the Subsidiaries for such period (or, in the case of a newly formed or acquired Subsidiary, during the portion of such period when such person was a Subsidiary) including expenditures for assets leased by the Company or any of its Subsidiaries to the extent classified on the Company's consolidated balance sheet as Capital Lease Obligations in accordance with GAAP.

        "Consolidated Current Liabilities" shall mean, as of any date of determination, the total liabilities that would properly be classified as current liabilities of the Company and the Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

        "Consolidated EBITDA" shall mean, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of
(a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income taxes as reported on the consolidated statement of net income for the Company in accordance with GAAP for such period, and (c) all amounts in respect of depreciation and amortization as reported on the consolidated statement of cash flows for the Company in accordance with GAAP for such period; provided, that for each Subsidiary which was not at all times during the relevant period a Subsidiary (a "New Subsidiary"), the determination of Consolidated EBITDA (and the components thereof) shall be made without regard to such Subsidiary for such portion of such period (the "Excluded Period") where such Subsidiary was not a Subsidiary (except as provided in the following sentence.) Consolidated EBITDA shall be increased or decreased, as applicable, by the Pro Forma Acquisition EBITDA of each New Subsidiary (determined, for purposes of this definition, through the date such Person became a Subsidiary) with respect to the Excluded Period, if any, of such New Subsidiary.

        "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.

        "Consolidated Interest Expense" of the Company and the Subsidiaries shall mean, for any period, interest expense of the Company and the Subsidiaries for such period included in the determination of Consolidated Net Income as reported for such period on the consolidated statement of net income for the Company in accordance with GAAP.

        "Consolidated Leverage Ratio" shall mean, as of any date of determination, the ratio of (a) Total Debt on such date to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters ended on or prior to such date.

        "Consolidated Net Income" shall mean, for any period, the sum of net income (or loss) for such period of the Company and the Subsidiaries on a consolidated basis determined in accordance with GAAP, but excluding: (a) the income (or loss) of any person accrued prior to the date it became a Subsidiary of the Company or is merged into or consolidated with the Company or such person's assets are acquired by the Company or any of the Subsidiaries; (b) purchased research and development in respect of such period; and (c) extraordinary gains or losses, as defined under GAAP during such period.

        "Consolidated Quick Ratio" shall mean, for any date of determination, the ratio of (a) the sum of all cash, cash equivalents, marketable securities, and net accounts receivable classified as current assets of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, at such date, and solely to the extent such assets are subject to no Liens securing Indebtedness (other than the Obligations), to (b) Consolidated Current Liabilities at such date (excluding therefrom any portion of the principal of the Obligations otherwise constituting Consolidated Current Liabilities); provided there shall be excluded from clause (a) all cash, cash equivalents, marketable securities, and net accounts receivable classified as current assets of the Company and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP which are pledged as collateral security for Consolidated Current Liabilities at such date and there shall be excluded from clause (b) all such Consolidated Current Liabilities to the extent of such security.

        "Contingent Obligation" shall mean, as to any person, any direct or indirect liability of that person, whether or not contingent, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another person (the "primary obligor"), including any obligation of that person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument (other than any Letter of Credit) issued for the account of that person or as to which that person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Hedging Agreement. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Hedging Agreements, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Hedging Agreements, shall be equal to the Hedge Termination Value.

        "Continuing Director" shall mean any member of the Company's board of directors who either (i) is a member of such board as of the Closing Date or
(ii) is thereafter elected to such board, or nominated for election by stockholders, by a vote of at least two-thirds of the directors at the time of such vote who are Continuing Directors; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction (but excluding the Spin-off) shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

        "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms "Controlling" and "Controlled" shall have meanings correlative thereto.

        "Convertible Debt" shall mean any Indebtedness of the Company or any of its Subsidiaries that is convertible into or exchangeable solely for equity securities of the Company or any of its Subsidiaries.

        "Credit Event" shall have the meaning assigned to such term in Section 4.1.

        "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

        "Distribution Date" shall mean the date on which the Distribution (as defined in the Spin-off Form 10) occurs.

        "Dollar Borrowing" shall mean a Borrowing comprised of Dollar Loans.

        "Dollar Equivalent" shall mean, on any date of determination, with respect to any amount denominated in any currency other than dollars, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.3 using the applicable Exchange Rate with respect to such currency at the time in effect.

        "Dollar Loan" shall mean a Loan denominated in dollars.

        "dollars" or "$" shall mean lawful money of the United States of America.

        "Domestic Subsidiaries" shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

        "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

        "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any

Governmental Authority or any person pursuant to an Environmental Law for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure to any Hazardous Material,
(c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

        "Environmental Law" shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Sections 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. Sections 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. Sections 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. Sections 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. Sections 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. Sections 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. Sections 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 5101 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated under any of the foregoing, but not including any laws relating to product liability.

        "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

        "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Company, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

        "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan, unless reporting thereof is waived under PBGC regulations; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any

Plan or the withdrawal or partial withdrawal of the Company or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Company or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Company or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Company or any of the Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which the Company or any such Subsidiary could otherwise be liable; (i) any other events or conditions with respect to one or more Plans or Multiemployer Plans that, together with all other such events and conditions, could reasonably be expected to result in liability of the Company in excess of $25,000,000; and (j) any Foreign Benefit Event.

        "Euro" shall mean the money of the participating member states of the European Union as defined in Article 2 of Regulation 947/98/CE of May 3, 1998 of the Council of the European Union.

        "Eurocurrency Borrowing" shall mean a Borrowing comprised of Eurocurrency Loans.

        "Eurocurrency Loan" shall mean any Revolving Loan or Alternative Currency Swingline Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

        "Event of Default" shall have the meaning assigned to such term in
Article VII.

        "Exchange Rate" shall mean, on any day, with respect to any currency other than dollars (for purposes of determining the Dollar Equivalent) or any Alternative Currency (for purposes of determining the Alternative Currency Equivalent with respect to such Alternative Currency), the rate at which such currency may be exchanged into dollars or the applicable Alternative Currency, as the case may be, as set forth at approximately 11:00 a.m., New York City time, on such date on the applicable Bloomberg Key Cross Currency Rates Page. In the event that any such rate does not appear on any Bloomberg Key Cross Currency Rates Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates selected by the Administrative Agent for such purpose, or, at the discretion of the Administrative Agent, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of dollars or the applicable Alternative Currency, as the case may be, for delivery two Business Days later; provided that, if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any other reasonable method it deems appropriate to determine such rate, and such determination shall be presumed correct absent manifest error.

        "Fee Letter" shall mean the Fee Letter dated October 6, 1998, between the Company and the Administrative Agent.

        "Fees" shall mean the Commitment Fees, the Administrative Agent Fees, the L/C Participation Fees and the Issuing Bank Fees.

        "Financial Officer" of any person (which is not a natural person) shall mean the chief financial officer, Vice President-Finance, principal accounting officer, Treasurer or Controller of such person.

        "Foreign Base Rate Loans" shall mean any Alternative Currency Swingline Loan the rate of interest applicable to which is based upon the rate of interest per annum maintained by the Swingline Lender as the rate of interest (in the absence of a eurocurrency rate) determined by it with the approval of a majority in interest of the Lenders then participating in such Loan to be the average rate charged to borrowers of similar quality as the Company for such Loans in such Alternative Currency (such rate being referred to as the "Foreign Base Rate"). Notwithstanding anything to the contrary contained herein, Alternative Currency Swingline Loans may be made or maintained as Foreign Base Rate Loans only to the extent specified in Sections 2.8 or 2.15. No other Loans may be maintained or made as Foreign Base Rate Loans.

        "Foreign Benefit Event" shall mean, with respect to any Foreign Pension Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Pension Plan or to appoint a trustee or similar official to administer any such Foreign Pension Plan, or alleging the insolvency of any such Foreign Pension Plan and (d) the incurrence of liability in excess of $25,000,000 (or the Dollar Equivalent thereof in another currency) by the Company or any of the Subsidiaries under applicable law on account of the complete or partial termination of any Foreign Pension Plans or the complete or partial withdrawal of any participating employer(s) therein, or (e) the occurrence of any transaction that is prohibited under any applicable law and could reasonably be expected to result in the incurrence of any liability by the Company or any of the Subsidiaries, or the imposition on the Company or any of the Subsidiaries of any fine, excise tax or penalty resulting from any noncompliance with any applicable law, in the aggregate for all such cases in excess of $25,000,000 (or the Dollar Equivalent thereof in another currency).

        "Foreign Pension Plan" shall mean any benefit plan which under applicable law is required to be funded through a trust or other funding vehicle other than a trust or funding vehicle maintained exclusively by a Governmental Authority.

        "Foreign Subsidiary" shall mean any Subsidiary that is not a Domestic Subsidiary.

        "Francs" and "Ffr" shall mean francs in lawful currency of the Republic of France.

         "GAAP" shall mean generally accepted accounting principles in effect in the United States applied on a consistent basis.

        "Governmental Authority" shall mean the government of the United States of America, Germany, United Kingdom, France, Japan, Mexico or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

        "Granting Lender" shall have the meaning given such term in Section 9.4(k).

        "Hazardous Materials" shall mean all explosive or radioactive materials, substances or wastes, hazardous or toxic materials, substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

        "Hedge Termination Value" means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include any Lender).

        "Hedging Agreement" shall mean any Interest Rate Protection Agreement or any foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement not entered into for speculation.

        "Inactive Subsidiary" shall mean each Subsidiary of the Company listed on Schedule 1.1(d) except for such times as such Subsidiary shall be a Subsidiary Guarantor.

        "Indebtedness" of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person, (e) all obligations of such person issued or assumed as the deferred purchase price of property or services, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, (g) all Contingent Obligations of such person with respect to Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations of such person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (j) all obligations of such person as an account party in respect of letters of credit and bankers' acceptances, and (k) all obligations under the Synthetic Lease or any other similar "synthetic leases", excluding, however, from each of clauses (a) through (k) inclusive, (1) all Convertible Debt, (2) the Synthetic Lease for so long as the Company's obligations thereunder are fully and unconditionally guaranteed by Rockwell, (3) all accounts payable and accrued obligations incurred in the ordinary course of business, due and payable within 90 days of the earlier of shipment and invoice and accounted for as Consolidated Current Liabilities, or, if such obligations are past due, to the extent the same are being disputed in good faith by appropriate proceedings so long as adequate reserves are maintained therefor in accordance with GAAP, and (4) obligations under leases, excluding in all cases for the purposes of this clause (4), the Synthetic Lease and any other similar "synthetic leases", which are, in accordance with GAAP, accounted for as operating leases. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, solely to the extent such Indebtedness is recourse to such person or all or a portion of such person's assets either expressly, by operation of law or otherwise.

        "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement substantially in the form of Exhibit D, among the Borrowers, the Subsidiary Guarantors and the Collateral Agent.

        "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing, and, in addition, the date of any prepayment of such Borrowing or conversion of such Borrowing to a Borrowing of a different Type.

        "Interest Period" shall mean (a) as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (and, in the case of an Alternative Currency Borrowing maturing or required to be repaid in less than one month, the date thereafter requested by the Company and agreed to by the Administrative Agent), as the relevant Borrower may elect, and (b) as to any ABR Borrowing or any Borrowing comprised of Foreign Base Rate Loans, the period commencing on the date of such Borrowing (or the date of the conversion of any applicable Alternative Currency Swingline Loans into Foreign Base Rate Loans pursuant to Section 2.8 or 2.15) and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Revolving Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.10 or repaid or prepaid in accordance with Section 2.11 or 2.12; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

        "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or similar agreement or arrangement designed to protect the Company or any Subsidiary against fluctuations in interest rates, and not entered into for speculation.

        "Investments" shall have the meaning assigned to such term in Section
6.4.

        "Issuing Bank" shall mean CSFB and any other Lender as designated by the Company in writing to the Administrative Agent.

        "Issuing Bank Fees" shall have the meaning assigned to such term in
Section 2.5(c).

        "Judgment Currency" shall have the meaning assigned to such term in
Section 9.16.

        "L/C Commitment" shall have the meaning assigned to such term in Section 2.23(b).

        "L/C Disbursement" shall mean payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

        "L/C Exposure" shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, and (b) the aggregate principal amount of all L/C Disbursements in respect of Letters of Credit that have not yet been reimbursed at such time. The L/C Exposure of any Lender at any time shall mean its Pro Rata Percentage of the total L/C Exposure at such time.

        "L/C Participation Fee" shall have the meaning assigned to such term in
Section 2.5(c).

        "Lenders" shall mean (a) the financial institutions listed on Schedule
2.1 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance. Unless the context clearly indicates otherwise, the term "Lenders" shall include the Swingline Lender.

        "Letter of Credit" shall mean any letter of credit issued pursuant to
Section 2.23.

        "LIBO Rate" shall mean, with respect to any Eurocurrency Borrowing, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to or, with respect to Eurocurrency Borrowings denominated in Pounds approximately 11:00 a.m. (London time) on the same day as, the beginning of the relevant Interest Period (as specified in the applicable Borrowing Request) by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars or the relevant Alternative Currency, as applicable (as set forth by any service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates), for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in dollars or the relevant Alternative Currency, as applicable, are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date which is two Business Days prior to or, with respect to Eurocurrency Borrowings denominated in Pounds, at approximately 11:00 a.m. (London time) on the same day as, the beginning of such Interest Period.

        "Lien" shall mean, (a) with respect to any asset (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (b) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

        "Loan Documents" shall mean this Agreement, the Subsidiary Guarantee Agreements, the Company Guarantee Agreement, the Security Documents and the Indemnity, Subrogation and Contribution Agreement.

        "Loan Parties" shall mean the Borrowers and the Subsidiary Guarantors.

        "Loans" shall mean the Revolving Loans and the Swingline Loans.

         "Margin Stock" shall have the meaning assigned to such term in Regulation U.

        "Marks" and "DM" shall mean deutsche marks in lawful currency of Germany.

        "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations, prospects or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole, (b) material impairment of the ability of the Loan Parties to perform their obligations under the Loan Documents or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

        "Moody's Rating" means the then current rating (if any) by Moody's Investor Service ("Moody's") of the long-term unsecured indebtedness of the Company (i.e., the actual or implied corporate rating for long-term unsecured debt).

        "Mortgaged Properties" shall mean the owned real properties and leasehold and subleasehold interests specified on Schedule 1.1(c).

        "Mortgages" shall mean the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents delivered pursuant to clause (i) of Section 4.2(j) or pursuant to
Section 5.11, each substantially in the form of Exhibit E.

        "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean (a) with respect to any Asset Sale, the cash proceeds (including cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received and including all insurance settlements and condemnation awards from any single event or series of related events), net of transaction expenses (including reasonable broker's fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, and transfer and similar taxes) and (b) with respect to any creation, incurrence or assumption of Restricted Indebtedness, the issuance or sale of capital stock of the Company, or the conversion of Indebtedness of the Company into equity of the Company, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs and other expenses (including reasonable broker's fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, and underwriter's discounts and commissions) incurred in connection therewith.

        "Net Worth" means, as of any date of determination, total consolidated assets of the Company as of such date minus total consolidated liabilities of the Company as of such date, determined in accordance with GAAP.

        "Obligations" shall mean all obligations defined as "Obligations" in any of the Company Guarantee Agreement, the Subsidiary Guarantee Agreements and the Security Documents.

        "Payment Location" shall mean an office, branch or other place of business of the Company.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

        "Perfection Certificate" shall mean the Perfection Certificate substantially in the form of Annex 2 to the Security Agreement.

        "Permitted Investments" shall mean:

        (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

        (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, a credit rating of A-1 or P-1 from a Rating Agency;

        (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, (i) the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof or (ii) a commercial banking institution or other financial institution organized and located in a country that is a member of the Organization for Economic Cooperation and Development, in each case that has a combined capital and surplus and undivided profits of not less than $250,000,000 (or the Dollar Equivalent thereof in another currency);

        (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (c) above; and

        (e) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (a) through (d) above.

        "person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, other business entity or government, or any agency or political subdivision thereof.

        "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which the Company or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

        "Pledge Agreement" shall mean the Pledge Agreement, substantially in the form of Exhibit F, between the Company, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

        "Pounds" and "Pound Sterling" shall mean pounds sterling in lawful currency of the United Kingdom.

        "Prepayment Account" shall have the meaning assigned to such term in
Section 2.13(f).

        "Pro Forma Acquisition EBITDA" shall mean with respect to any entity or business unit or assets constituting all or a portion of a business unit acquired or to be acquired in an Investment permitted under Section 6.4, the amount of Consolidated EBITDA of such entity or business unit (as if such entity or business unit or portion thereof constituted by such assets were the Company) determined by the Company and acceptable to the Administrative Agent in its reasonable discretion, based upon and derived from financial information delivered to Administrative Agent prior to consummation of such Investment for the four-quarter period ending on the last day of the immediately preceding fiscal quarter of such entity or business unit or portion thereof constituted by such assets for which such financial information for such entity or business unit or portion thereof constituted by such assets has been delivered to the Administrative Agent, adjusted by the estimated amount of cost savings, nonrecurring revenues and expenditures with respect to the business of such entity or business unit or portion thereof constituted by such assets, as calculated by Company and acceptable to Administrative Agent in its reasonable discretion.

        "Pro Rata Percentage" of any Lender at any time shall mean the percentage of the Total Revolving Commitment represented by such Lender's Revolving Commitment.

        "Purchase Money Indebtedness" shall mean any Indebtedness of a person to any seller or other person incurred to finance the acquisition (including in the case of a Capital Lease Obligation, the lease) of any after acquired real or personal tangible property or assets related to the business of the Company or the Subsidiaries and which is incurred substantially concurrently with such acquisition and is secured only by the assets so financed.

        "Rating Agencies" shall mean Moody's and S&P, collectively.

        "Refinancing Indebtedness" shall have the meaning assigned to such term in clause (j) of the definition of Restricted Indebtedness.

        "Register" shall have the meaning given such term in Section 9.4(d).

        "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

        "Related Business" shall mean any business in the design, manufacture or sale of capital goods or parts or services, or otherwise reasonably related, ancillary or complementary to the businesses of the Company and the Subsidiaries as described in the Spin-off Form 10.

        "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

        "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to: (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or
(ii) above.

        "Required Lenders" shall mean, at any time, Lenders having Loans (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Commitments representing at least 51% of the sum of all Loans outstanding (excluding Swingline Loans), L/C Exposure, Swingline Exposure and unused Revolving Commitments at such time. For purposes of determining the Required Lenders on any date, any amounts denominated in an Alternative Currency shall be translated into dollars at the Dollar Equivalent in effect on the most recent Calculation Date.

        "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

        "Restricted Indebtedness" means any Indebtedness of the Company or its Subsidiaries that is incurred, created or assumed after the Closing Date (including Indebtedness of a person that becomes a Subsidiary after the Closing
Date), except in each case for the following:

        (a) Indebtedness existing on the date hereof and set forth in Schedule 6.1;

        (b) Indebtedness created hereunder and under the other Loan Documents;

        (c) Indebtedness pursuant to Hedging Agreements;

        (d) Indebtedness of the Company or any Subsidiary Guarantor to any other Subsidiary Guarantor, or of any Subsidiary Guarantor to the Company;

        (e) Indebtedness resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

        (f) Indebtedness arising under indemnity agreements to title insurers to cause such title insurers to issue to the Collateral Agent mortgagee title insurance policies;

        (g) Indebtedness arising with respect to customary indemnification and purchase price adjustment obligations incurred in connection with sales or other dispositions of assets permitted hereunder; provided, however, to the extent such obligations are not or cease to be contingent, they shall be deemed to be Restricted Indebtedness;

        (h) Indebtedness incurred in the ordinary course of business with respect to surety and appeal bonds, performance, insurance and return-of-money bonds and other similar obligations;

         (i) Indebtedness consisting of (i) Purchase Money Indebtedness or (ii) Capital Lease Obligations incurred in the ordinary course of business after the Closing Date in respect of property acquired after the Closing Date; provided that the aggregate principal amount of any such Indebtedness pursuant to this paragraph (i) shall not exceed $100,000,000;

        (j) Indebtedness incurred to extend, renew or refinance Indebtedness described in paragraph (a) or (i) above ("Refinancing Indebtedness") so long as such Refinancing Indebtedness is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced, plus the amount of any interest or premiums required to be paid thereon plus fees and expenses associated therewith.

In the case of any person that becomes a Subsidiary after the Closing Date, the Company shall be deemed to have (x) incurred all Restricted Indebtedness of such person outstanding on the date such person becomes a Subsidiary and (y) received Net Cash Proceeds in respect of such Restricted Indebtedness in an amount equal to all Restricted Indebtedness of such person outstanding on the date such person becomes a Subsidiary, in each case as of the date such person becomes a Subsidiary and after giving effect to any prepayment or repayment of Indebtedness made contemporaneously with such person becoming a Subsidiary.

        "Revolving Borrowing" shall mean a Borrowing comprised of Revolving
Loans.

        "Revolving Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder and the commitment of such Lender to acquire participations in L/C Disbursements and Swingline Loans hereunder as set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section
2.9 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.4.

        "Revolving Exposure" shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans of such Lender at such time and (b) the amount of such Lender's L/C Exposure and Swingline Exposure at such time.

        "Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrowers pursuant to Section 2.1.

        "Revolving Maturity Date" shall mean the date three years after the Distribution Date.

        "Rockwell" means Rockwell International Corporation, a Delaware corporation.

        "S&P Rating" shall mean the then current rating (if any) by Standard & Poor's Rating Services Group, a division of The McGraw Hill Companies, Inc. ("S&P") of the long term unsecured indebtedness of the Company (i.e., the actual or implied corporate rating for long-term unsecured debt).

        "Sale and Leaseback" shall have the meaning to assigned such term in
Section 6.3.

        "SEC" shall have the meaning assigned to such term in Section 5.4(b).

        "Secured Parties" shall have the meaning assigned to such term in the Security Agreement.

        "Security Agreement" shall mean the Security Agreement, substantially in the form of Exhibit G, between the Company, the Subsidiaries party thereto and the Collateral Agent for the benefit of the Secured Parties.

        "Security Documents" shall mean the Mortgages, the Security Agreement, the Pledge Agreement and each of the security agreements, pledge agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.11.

        "SPC" shall have the meaning given such term in Section 9.4(k).

        "Spin-off" shall mean the dividending of the common stock of the Company to the shareholders of Rockwell in a tax free distribution, as described in the Spin-off Form 10.

        "Spin-off Agreements" shall mean collectively the Distribution Agreement, the Employee Matters Agreement, the Tax Allocation Agreement and the Transition Agreement, each as defined in the Spin-off Form 10.

        "Spin-off Form 10" shall mean the Company's Registration Statement on Form 10 (including exhibits), filed with the Securities and Exchange Commission (File No. 000-24923) in connection with the Spin-off, as amended, modified or supplemented on or prior to the date the same was furnished to the Lenders as described in Section 3.24.

         "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any margin, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority to which banks are subject for any category of deposits or liabilities customarily used to fund loans or by reference to which interest rates applicable to Loans are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board (and for purposes of Regulation D, Eurocurrency Loans denominated in dollars shall be deemed to constitute Eurocurrency Liabilities). Loans shall be deemed to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

        "subsidiary" shall mean, with respect to any person (herein referred to as the "parent") any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

        "Subsidiary" shall mean any subsidiary of the Company.

        "Subsidiary Commitment" shall have the meaning assigned such term in
Section 2.1(iii).

        "Subsidiary Guarantee Agreements" shall mean, collectively, the Subsidiary Guarantee Agreements, substantially in the form of Exhibit H-2, made by the Subsidiary Guarantors in favor of the Collateral Agent for the benefit of the Secured Parties.

        "Subsidiary Guarantors" shall mean each person listed on Schedule 1.1(b) and each other person that becomes party to a Subsidiary Guarantee Agreement as a Guarantor, and the permitted successors and assigns of each such person.

        "Surety Instrument" shall mean all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

        "Swingline Borrowing" shall mean a Borrowing comprised of Swingline
Loans.

        "Swingline Commitments" shall have the meaning assigned such term in
Section 2.22(a)(ii).

         "Swingline Dollar Commitment" shall have the meaning assigned such term in Section 2.22(a)(i).

        "Swingline Dollar Loan" means each Swingline Loan which is denominated in dollars.

        "Swingline Dollar Borrowing" means a Borrowing comprised of Swingline Dollar Loans.

        "Swingline Exposure" shall mean at any time the sum of (a) the aggregate principal amount at such time of all outstanding Swingline Dollar Loans at such time plus (b) the Dollar Equivalent of the aggregate principal amount of all outstanding Alternative Currency Swingline Loans at such time. The Swingline Exposure of any Lender at any time shall equal its Pro Rata Percentage of the aggregate Swingline Exposure at such time.

        "Swingline Lender" shall mean CSFB.

        "Swingline Loan" shall mean any loan made by the Swingline Lender pursuant to the Swingline Commitments.

        "Synthetic Lease" shall mean the Lease between Deutsche Bank AG, New York Branch, as Agent Lessor for the Lessors, and the Company, as Lessee, dated as of August 18, 1998, and the other Operative Agreements referred to therein, in each case as amended, modified, supplemented or restated from time to time with the written consent of the Required Lenders to the extent adverse to the Lenders.

        "Total Debt" shall mean, as of any date of determination, without duplication, the aggregate principal amount of all short term debt and all long term debt as reflected on the most recent consolidated balance sheet of the Company delivered to the Administrative Agent, all Capital Lease Obligations and the amount of Indebtedness described in clause (k) of the definition of Indebtedness (as modified by the exclusions thereto) of the Company and the Subsidiaries outstanding as of such date, determined on a consolidated basis.

        "Total Debt to Capitalization Ratio" shall mean, as of any date of determination, the ratio of (x) Total Debt as of such date to (y) the sum of (i) Total Debt plus (ii) Net Worth as of such date as reflected on the most recent balance sheet of the Company delivered to the Administrative Agent.

        "Total Revolving Commitment" shall mean, at any time, the aggregate amount of the Revolving Commitments, as in effect at such time.

        "Transactions" shall have the meaning assigned to such term in Section 3.2.

        "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined and the currency in which such Loan or the Loans comprising such Borrowing is denominated. For purposes hereof, the term "Rate" shall include the LIBO Rate, the Alternate Base Rate and the rate with respect to any Foreign Base Rate Loan, and "currency" shall include dollars and any Alternative Currency permitted hereunder.

        "wholly-owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly-owned subsidiaries of such person or by such person and one or more wholly-owned subsidiaries of such person.

        "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

        "Yen" and "Yen" shall mean yen in lawful currency of Japan.

        SECTION 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that if the Company notifies the Administrative Agent that the Company wishes to amend any covenant in Article VI or any related definition after the date of this Agreement to eliminate the effect of any change in GAAP on the operation or calculation of such covenant (or if the Administrative Agent notifies the Company that the Required Lenders wish to amend Article VI or any related definition for such purpose), then the Company's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Company and the Required Lenders.

        SECTION 1.3. Exchange Rates. On each Calculation Date, the Administrative Agent shall determine the Exchange Rate as of such Calculation Date to be used for calculating relevant Dollar Equivalent and Alternative Currency Equivalent amounts. The Exchange Rates so determined shall become effective on such Calculation Date, shall remain effective until the next succeeding Calculation Date and shall for all purposes of this Agreement (other than any provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between the applicable currencies.


                                   ARTICLE II

                                   The Credits

        SECTION 2.1. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Revolving Loans to any or all of the Borrowers, at any time and from time to time on or after the date hereof, and until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitment of such Lender in accordance with the terms hereof, in dollars; provided, however, that (i) no Lender shall be required to make any Revolving Loan if, after giving effect thereto (and after giving effect to any concurrent repayment of Loans with the proceeds thereof), such Lender's Revolving Exposure exceeds such Lender's Revolving Commitment, (ii) the Revolving Exposure of all Lenders to all Borrower Subsidiaries shall not exceed $25,000,000 at any time (the "Subsidiary Commitment") and (iii) prior to the delivery to the Administrative Agent of the consolidated financial statements of the Company and its Subsidiaries for the fiscal quarter ending March 31, 1999, the Revolving Exposure of all Lenders shall not exceed at any time $250,000,000. Within the limits set forth in the preceding sentence and subject to the terms, conditions and limitations set forth herein, the Borrowers may borrow, pay or prepay and reborrow Loans.

        SECTION 2.2. Loans.

        (a) Each Loan (other than Swingline Loans) shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Revolving Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Except for Loans deemed made pursuant to Section 2.2(f) and except for Swingline Loans, the Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitments.

        (b) Subject to Sections 2.8 and 2.15, (i) each Dollar Borrowing (other than a Swingline Dollar Borrowing) shall be comprised entirely of ABR Loans or Eurocurrency Loans as any Borrower (or the Company on behalf of any Borrower) may request pursuant to Section 2.3, (ii) each Swingline Dollar Borrowing shall be comprised entirely of ABR Loans and (iii) each Alternative Currency Borrowing shall be comprised entirely of Eurocurrency Loans. Each Lender may at its option make any Eurocurrency Loan by causing any domestic or foreign branch of such Lender to make such Loan;

provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that no Borrower shall be entitled to request any Borrowing that, if made, would result in more than 15 Eurocurrency Borrowings outstanding hereunder at any time for all Borrowers. For purposes of the foregoing, Borrowings having different Interest Periods or denominated in different currencies, regardless of whether they commence on the same date, shall be considered separate Borrowings.

        (c) Except with respect to Loans made pursuant to Section 2.2(f), each Lender shall make each Dollar Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate, not later than 12:00 p.m., New York City time, and the Administrative Agent shall, promptly upon receipt thereof, credit the amounts so received to an account as designated by the applicable Borrower (or the Company on behalf of the applicable Borrower), in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders. The Swingline Lender shall make each Alternative Currency Swingline Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in the jurisdiction of the applicable Alternative Currency as the Administrative Agent may designate for such purposes, not later than 11:00 a.m., local time of such jurisdiction, and the Administrative Agent shall, promptly upon receipt thereof, credit the amounts so received to an account as designated by the applicable Borrower (or the Company on behalf of the applicable Borrower) in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

        (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption make available to the applicable Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the applicable Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the applicable currency (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

        (e) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request any Interest Period with respect to any Eurocurrency Borrowing that would end after the Revolving Maturity Date.

        (f) If any Issuing Bank shall not have received from the Company the payment required to be made by it pursuant to Section 2.23(e) within the time specified in such Section, such Issuing Bank will promptly notify the Administrative Agent of the L/C Disbursement and the Administrative Agent will promptly notify each Lender of such L/C Disbursement and its Pro Rata Percentage thereof. Each Lender shall pay by wire transfer of immediately available funds to the Administrative Agent not later than 2:00 p.m., New York City time, on such date (or, if such Lender shall have received such notice later than 12:00
(noon), New York City time, on any day, not later than 10:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Lender's Pro Rata Percentage of such L/C Disbursement (it being understood that such amount shall be deemed to constitute an ABR Loan of such Lender and such payment shall be deemed to have reduced the L/C Exposure), and the Administrative Agent will promptly pay to the applicable Issuing Bank amounts so received by it from the Lenders. The Administrative Agent will promptly pay to the applicable Issuing Bank any amounts received by it from the Company pursuant to Section 2.23(e) prior to the time that any Lender makes any payment pursuant to this paragraph (f); any such amounts received by the Administrative Agent thereafter will be promptly remitted by the Administrative Agent to the Lenders that shall have made such payments and to the applicable Issuing Bank, as their interests may appear. If any Lender shall not have made its Pro Rata Percentage of such L/C Disbursement available to the Administrative Agent as provided above, such Lender and the Company severally agree to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with this paragraph to but excluding the date such amount is paid, to the Administrative Agent for the account of the applicable Issuing Bank at (i) in the case of the Company, a rate per annum equal to the interest rate applicable to ABR Loans pursuant to Section 2.6(a), and (ii) in the case of such Lender, for the first such day, a rate determined by the Administrative Agent to represent its cost of overnight funds, and for each day thereafter, the Alternate Base Rate.

        SECTION 2.3. Borrowing Procedure. In order to request a Borrowing (other than a Swingline Dollar Borrowing or a deemed Borrowing pursuant to Section 2.2(f), as to which this Section 2.3 shall not apply), the applicable Borrower (or the Company on behalf of such Borrower) shall hand deliver or telecopy to the Administrative Agent a duly completed Borrowing Request (or telephone the Administrative Agent, promptly confirmed with a written and duly completed Borrowing Request) (a) in the case of a Eurocurrency Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day before a proposed Borrowing. Each Borrowing Request (including a telephonic Borrowing Request) shall be irrevocable, shall be signed by or on behalf of the applicable Borrower (or by the Company on behalf of such Borrower) and shall specify the following information: (i) whether such Borrowing is to be a Dollar Borrowing or an Alternative Currency Borrowing (and the relevant currency and amount thereof); (ii) if such Borrowing is to be denominated in dollars, whether it is to be a Eurocurrency Borrowing or an ABR Borrowing; (iii) the date of such Borrowing (which shall be a Business
Day); (iv) the number and location of the account to which funds are to be disbursed; (v) the amount of such Borrowing (which shall be specified in dollars if a Dollar Borrowing, and in the relevant Alternative Currency, if an Alternative Currency Borrowing); (vi) subject to the limitations of Section 2.1 and Section 2.22, the currency of such Borrowing; (vii) if such Borrowing is to be a Eurocurrency Borrowing, the initial Interest Period with respect thereto; and (viii) whether such Borrowing is a Swingline Borrowing or a Revolving Borrowing; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.2 and, as applicable, Section 2.22. If no election as to the currency of Borrowing is specified in any such notice, then the requested Borrowing shall be denominated in dollars. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing if denominated in dollars or a Eurocurrency Borrowing if denominated in an Alternative Currency. If no indication is given whether such Borrowing is for a Swingline Borrowing or a Revolving Borrowing, such request shall be deemed to be for a Revolving Borrowing. If no Interest Period with respect to any Eurocurrency Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.3 (and the contents thereof), of each Lender's portion of the requested Borrowing and the account to which Loans made in connection with the requested Borrowing are to be wired. Each Borrower (other than the Company) hereby irrevocably authorizes the Company to sign all Borrowing Requests on behalf of such Borrower Subsidiary. The Company shall provide concurrent notice to the Swingline Lender (if the Swingline Lender is different than the Administrative Agent) of any requests made in accordance with this Section 2.3 to the Administrative Agent in respect of Swingline Loans.

        SECTION 2.4. Evidence of Debt; Repayment of Loans.

        (a) Each Borrower hereby unconditionally promises that on the Revolving Maturity Date it will pay to the Administrative Agent for the account of each Lender entitled thereto the unpaid principal amount of each Loan then outstanding to such Borrower. The Company hereby unconditionally promises that on the Revolving Maturity Date it will pay to the Administrative Agent for the account of the Swingline Lender or each other Lender entitled thereto, the unpaid principal amount of each Swingline Loan.

        (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

        (c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from each Borrower or any Subsidiary Guarantor and each Lender's share thereof.

        (d) The entries made in the accounts maintained pursuant to paragraphs
(b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

        (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, each Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form and substance reasonably acceptable to the Administrative Agent, such Lender and the Borrowers. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.4) be represented by one or more promissory notes payable to the payee named therein or its registered assigns.

        SECTION 2.5. Fees.

        (a) The Borrowers jointly and severally agree to pay in arrears to each Lender in dollars, through the Administrative Agent, commencing on last day of March 31, 1999 and thereafter on the last day of March, June, September and December in each year and on each date on which any Revolving Commitment of such Lender shall expire or be terminated as provided herein, a commitment fee (a "Commitment Fee") equal to the Applicable Percentage per annum in effect from time to time of the average daily unused amount of the Revolving Commitments of such Lender (determined without regard to Swingline Exposure attributable to Swingline Dollar Loans) during the preceding quarter (or other period commencing with the date hereof or ending with the Revolving Maturity Date, or the date on which the Revolving Commitments of such Lender shall expire or be terminated); provided, however, that if any Revolving Exposure remains outstanding following any such expiration or termination of the Revolving Commitments, the Commitment Fees with respect to such Revolving Exposure shall continue to accrue for so long as such Revolving Exposure remains outstanding and shall be payable on demand. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be determined without regard to the limitation in Section 2.1(iii) or the occurrence of a Default or Event of Default. The Commitment Fee due to each Lender shall commence to accrue on the date hereof and shall cease to accrue on the date on which the Revolving Commitments of such Lender shall expire or be terminated as provided herein and there is not any remaining Revolving Exposure for such Lender.

        (b) The Borrowers jointly and severally agree to pay to the Administrative Agent in dollars, for its own account, the administrative fees set forth in the Fee Letter at the times and in the amounts specified therein (the "Administrative Agent Fees").

        (c)The Company agrees to pay (i) to each Lender, through the Administrative Agent on the last day of March, June, September and December of each year and on the date on which the Revolving Commitment of such Lender shall be terminated as provided herein, a fee (an "L/C Participation Fee") calculated on such Lender's Pro Rata Percentage of the average daily aggregate L/C Exposure (excluding the portion thereof attributable to unreimbursed L/C Disbursements) during the preceding quarter (or shorter period commencing with the date hereof or ending with the Revolving Maturity Date or the date on which all Letters of Credit have been canceled or have expired and the Revolving Commitments of all Lenders shall have been terminated) at a rate equal to the Applicable Percentage from time to time used to determine the interest rate on Revolving Borrowings comprised of Eurocurrency Loans pursuant to Section 2.6, and (ii) to each Issuing Bank with respect to each Letter of Credit issued by it on the last day of March, June, September and December in each year and on each date on which any Revolving Commitment shall expire or be terminated as set forth herein a fronting fee equal to 0.25% per annum on the amount of Letters of Credit outstanding during the preceding quarter or portion thereof (or other period commencing on the date hereof or ending with the Revolving Maturity Date or the date on which the Revolving Commitments shall expire or be terminated) (the "Issuing Bank Fees"). All L/C Participation Fees and Issuing Bank Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days and shall be payable in dollars.

        (d) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that the Issuing Bank Fees shall be paid directly to the applicable Issuing Bank. Once paid, none of the Fees shall be refundable under any circumstances.

        SECTION 2.6. Interest on Loans.

        (a) Subject to the provisions of Section 2.7, the Loans comprising each ABR Borrowing, including each Swingline Dollar Loan, shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Alternate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the sum of (i) the Alternate Base Rate and (ii) the Applicable Percentage for ABR Loans in effect from time to time.

        (b) Subject to the provisions of Section 2.7, each Foreign Base Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, in the case of Foreign Base Rate Loans denominated in Pounds, 365 days) at a rate per annum equal to the sum of (i) the rate set forth in the definition of the term "Foreign Base Rate Loans" and (ii) the Applicable Percentage for ABR Loans in effect from time to time.

        (c) Subject to the provisions of Section 2.7, the Loans (including each Alternative Currency Swingline Loan) comprising each Eurocurrency Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, in the case of Eurocurrency Loans denominated in Pounds, 365 days) at a rate per annum equal to the sum of (i) the LIBO Rate for the Interest Period in effect for such Borrowing and (ii) the Applicable Percentage for such Loans in effect from time to time.

        (d) Interest on each Loan shall be payable (i) on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement and
(ii) in the currency in which such Loan is denominated. The applicable Alternate Base Rate or LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

        SECTION 2.7. Default Interest. If any Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, each Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of the Loans then outstanding to such Borrower, the rate that would otherwise be applicable thereto pursuant to Section 2.6 plus 2%, (b) in the case of reimbursement obligations with respect to L/C Disbursements, the rate applicable to ABR Loans plus 2% and (c) in the case of any interest payable on any Loan or reimbursement obligation with respect to any L/C Disbursement or any Commitment Fee or other amount payable hereunder, at a rate per annum equal to the rate applicable to ABR Loans (or, in the case of interest, fees or amounts owing on account of obligations denominated in Alternative Currencies, Foreign Base Rate Loans), plus 2%.

        SECTION 2.8. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing the Administrative Agent shall have determined that (a) deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the relevant market, or
(b) the rates at which such deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurocurrency Loan during such Interest Period, or (c) reasonable means do not exist for ascertaining the LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice explaining such determination to the Company and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Company and the Lenders that the circumstances giving rise to such notice no longer exist, any request by any Borrower for a Eurocurrency Borrowing denominated in dollars pursuant to Section 2.3 or 2.10 shall be deemed to be a request for an ABR Borrowing and any request by such Borrower for a Eurocurrency Borrowing denominated in any Alternative Currency pursuant to Section 2.22 shall be deemed to be a request for a Foreign Base Rate Loan. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

        SECTION 2.9. Termination and Reduction of Commitments.

        (a) The Revolving Commitments, the Swingline Commitments and the L/C Commitment shall automatically terminate on the Revolving Maturity Date. Notwithstanding the foregoing, all the Commitments shall automatically terminate at 5:00 p.m., New York City time, on January 31, 1999, if the conditions set forth in Section 4.2 shall not have been satisfied by such time.

        (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Commitments; provided, however, that (i) each partial reduction of either of the Revolving Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Revolving Commitments shall not be reduced to an amount that is less than the aggregate of the Revolving Exposure of all Lenders.

        (c) Each reduction in the Revolving Commitments hereunder shall be made ratably among the Lenders in accordance with their respective applicable Commitments. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of the applicable Lenders, on the date of each termination or reduction, the Commitment Fees on the amount of any Revolving Commitments so terminated or reduced accrued to but excluding the date of such termination or reduction.

        (d) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Company may at any time reduce the Alternative Currency Commitment, the Subsidiary Commitment, the Swingline Dollar Commitment and/or the L/C Commitment; provided, however, that each partial reduction of any thereof shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and neither the Alternative Currency Commitment nor the Swingline Dollar Commitment nor the L/C Commitment nor the Subsidiary Commitment shall be reduced to an amount that is then less than the Alternative Currency Credit Exposure, the Swingline Exposure (to the extent relating to Swingline Dollar Loans), the L/C Exposure, or the Revolving Exposure to Borrower Subsidiaries, as the case may be, of all Lenders or the Swingline Lender in the case of Swingline Exposure.

        SECTION 2.10. Conversion and Continuation of Borrowings. The applicable Borrower (or the Company on behalf of such Borrower) shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 1:00 p.m., New York City time, one Business Day prior to conversion, to convert any Eurocurrency Borrowing denominated in dollars into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing (other than Borrowings consisting of Swingline Loans) into a Eurocurrency Borrowing denominated in dollars or to continue any Eurocurrency Borrowing as a Eurocurrency Borrowing in the same currency for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurocurrency Borrowing to another permissible Interest Period, subject in each case to the following:

               (i) each conversion or continuation shall be made pro rata among the applicable Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

               (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitation specified in Sections 2.2(a) and 2.2(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

               (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurocurrency Loan (or portion thereof) being converted shall be paid by the applicable Borrower at the time of conversion;

               (iv) if any Eurocurrency Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the applicable Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

               (v) no Interest Period may be selected for any Eurocurrency Borrowing that would end later than the Revolving Maturity Date; and

               (vi) upon notice to the Company from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of a Default or Event of Default, (A) no outstanding Dollar Borrowing may be converted into, or continued as, a Eurocurrency Borrowing after the end of any Interest Period in effect for such Eurocurrency Borrowing at the time such notice is given, (B) unless repaid, each Eurocurrency Borrowing denominated in dollars shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (C) no Interest Period in excess of one month may be selected for any Alternative Currency Borrowing.

        Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the applicable Borrower requests be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurocurrency Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurocurrency Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurocurrency Borrowing, the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The

Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender's portion of any converted or continued Borrowing. If the applicable Borrower shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof),
(i) in the case of a Dollar Borrowing, automatically be continued into a new Interest Period as an ABR Borrowing and (ii) in the case of an Alternative Currency Borrowing, automatically be continued as an Alternative Currency Borrowing into a new Interest Period of one month. Notwithstanding any contrary provisions herein, the currency of an outstanding Borrowing may not be changed in connection with any conversion or continuation of such Borrowing. If the Swingline Lender is different than the Administrative Agent, the Swingline Lender shall be given notice by the Company concurrent with each notice given by the Company to the Administrative Agent under this Section 2.10 to the extent such notice relates to any Swingline Loan.

        SECTION 2.11. Repayment of Loans. To the extent not previously paid, all Revolving Loans shall be due and payable on the Revolving Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

        SECTION 2.12. Prepayment.

        (a) The Company and the applicable Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent (i) in the case of a prepayment of a Eurocurrency Borrowing, given before 12:00 (noon), New York City time, three Business Days before such prepayment and (ii) in the case of a prepayment of ABR Loans or Foreign Base Rate Loans, given before 1:00 p.m. New York City time, one Business Day before such prepayment; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 (or the Alternative Currency Equivalent thereof) and not less than $5,000,000 (or the Alternative Currency Equivalent thereof).

        (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the applicable Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this
Section 2.12 shall be subject to Section 2.16 but otherwise without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment. If the Swingline Lender is different than the Administrative Agent, the Swingline Lender shall be given notice by the Company concurrent with each notice given by the Company to the Administrative Agent under this Section 2.12 to the extent such notice relates to any Swingline Loan.

        SECTION 2.13.     Mandatory Prepayments.

        (a) In the event of any termination of all the Revolving Commitments, each Borrower shall repay or prepay all its outstanding Revolving Loans and all outstanding Swingline Loans on the date of such termination. In the event of any partial reduction of the Revolving Commitments, then at or prior to the effective date of such reduction, the Administrative Agent shall notify the Company and the Lenders of the Aggregate Revolving Exposure after giving effect thereto. If at any time, as a result of such a partial reduction or termination, as a result of fluctuations in exchange rates or otherwise, the Aggregate Revolving Exposure would exceed the Total Revolving Commitment, the Swingline Exposure would exceed the Swingline Commitments or the Alternative Currency Credit Exposure would exceed the Alternative Currency Commitment, then the Borrowers shall (i) on the date of such reduction or termination of the Revolving Commitments or (ii) within three Business Days following notice from the Administrative Agent of any such fluctuation in exchange rate or otherwise, repay or prepay (or cause the Borrower Subsidiaries to repay or prepay) Revolving Loans or Swingline Loans (or a combination thereof) in an amount sufficient to eliminate such excess(es).

        (b) Not later than the third Business Day following the receipt of Net Cash Proceeds in respect of any Asset Sale in any fiscal year in which the Net Cash Proceeds, when added to the Net Cash Proceeds of all prior Asset Sales which have occurred during such fiscal year, exceeds 10% of the Company's Net Worth as of the Company's immediately preceding fiscal year end (to the extent the requirements of Section 6.5(b)(v) have been waived or modified to permit such Asset Sale), the Total Revolving Commitment shall be reduced on a dollar for dollar basis by the amount of such Net Cash Proceeds.

        (c) Not later than the third Business Day following the receipt of Net Cash Proceeds in respect of any Restricted Indebtedness, which, when added to the Net Cash Proceeds of all prior Restricted Indebtedness incurred, created or assumed since the Closing Date exceed $100,000,000 in the aggregate, the Total Revolving Commitment shall be reduced on a dollar for dollar basis by the amount of such Net Cash Proceeds from Restricted Indebtedness in the aggregate in excess of $100,000,000.

        (d) In the event that there shall occur any Casualty or Condemnation, unless the Company shall have (1) given the Administrative Agent written notice (within 30 days after the occurrence of such Casualty or Condemnation) of the Company's intention to rebuild, replace, repair or restore any property affected by such Casualty or Condemnation, and (2) submitted, as soon as reasonably available, plans and specifications for such rebuilding, replacement, repair or restoration, together with an estimate of the cost thereof and a proposed schedule for completion thereof, and (3) pursued such rebuilding, replacement, repair or restoration in a commercially reasonable manner, the Total Revolving Commitment shall be reduced on a dollar for dollar basis for any Net Cash Proceeds received by or on behalf of the Company or its Subsidiaries as a result of such Casualty or Condemnation, if, at any time, the Company does not intend to satisfy the conditions set forth in clauses (1), (2) or (3) or if the Company fails to satisfy any of the conditions set forth in clauses (1), (2) or (3) hereof and such failure continues unremedied for a period of three (3) days after delivery of written notice by the Administrative Agent to the Company of such failure.

        (e) The Company shall deliver to the Administrative Agent at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Company setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent practicable, at least three Business Days' prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16, but shall otherwise be without premium or penalty. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid, with respect to ABR Loans, to the date of payment and, with respect to Eurocurrency Loans, to the end of the applicable Interest Period.

        (f) To the extent possible, amounts to be applied pursuant to this
Section 2.13 to the prepayment of Loans shall be applied, as applicable, first to prepay outstanding ABR Loans. Any amounts remaining after each such possible application shall, at the option of the Company be applied to prepay Eurocurrency Loans immediately and/or shall be deposited in the Prepayment Account (as defined below). The Administrative Agent shall apply any cash deposited in the Prepayment Account allocable to Revolving Loans to prepay Eurocurrency Loans, in each case on the last day of their respective Interest Periods (or, at the direction of the Company, on any earlier date) until all outstanding Revolving Loans have been prepaid or until the allocable cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term "Prepayment Account" shall mean an account established by the Company with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph (f). The Administrative Agent will, at the request of the Company, invest amounts on deposit in the Prepayment Account in Permitted Investments that mature prior to the last day of the applicable Interest Periods of the Eurocurrency Borrowings to be prepaid; provided, however, that (i) the Administrative Agent shall not be required to make any investment that in its sole judgment, would require or cause the Administrative Agent to be in, or would result in any, violation of any law, statute, rule or regulation and (ii) the Administrative Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if a Default or Event of Default shall have occurred and be continuing. Each Borrower shall indemnify the Administrative Agent for any losses relating to the investments so that the amount available to prepay Eurocurrency Borrowings on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments (which shall be for the account of the Borrowers as their interests may appear, to the extent not necessary for the prepayment of Eurocurrency Loans in accordance with this Section 2.13), the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above; provided, however, at the end of any Interest Period, unless a Default or Event of Default has occurred and is continuing, after the satisfaction of all required payments the Administrative Agent shall pay to the Company all interest or profits on such investments to the extent in excess of the then required principal and interest payments. If the maturity of the Loan has been accelerated pursuant to Article VII, the Administrative Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Company hereby grants to the Administrative Agent, for its benefit and the benefit of the Issuing Banks, the Swingline Lender and the Lenders, a security interest in its Prepayment Account to secure the Obligations.

        SECTION 2.14. Reserve Requirements; Change in Circumstances.

        (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender or any Issuing Bank of the principal of or interest on any Eurocurrency Loan made by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of franchise taxes and income taxes imposed on the overall net income of such Lender or such Issuing Bank, in each case (i) by the jurisdiction under the law of which such Lender or such Issuing Bank has its principal office or by any political subdivision or taxing authority therein or
(ii) by any other jurisdiction as a result of any present or former connection between such Lender or such Issuing Bank and the jurisdiction imposing such tax (other than any such connection arising solely from such Lender or Issuing Bank having executed, delivered or performed its obligations or received a payment hereunder or under any other Loan Document)), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender or any Issuing Bank (except any such reserve requirement which is reflected in the Adjusted LIBO Rate pursuant to Section 2.14(c) below) or shall impose on such Lender or such Issuing Bank or the London interbank market (or other relevant interbank market) any other condition affecting this Agreement or Eurocurrency Loans made by such Lender or any Letter of Credit or participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender or such Issuing Bank of making or maintaining any Eurocurrency Loan or increase the cost to any Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining a participation therein or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender or such Issuing Bank to be material, then the Borrowers jointly and severally agree to pay to such Lender or such Issuing Bank, as the case may be, upon demand such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

        (b) If any Lender or any Issuing Bank shall have determined that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline (whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Issuing Bank or any Lender's or any Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made or participations in Letters of Credit purchased by such Lender pursuant hereto or the Letters of Credit issued by such Issuing Bank pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's or such Issuing Bank's policies and the policies of such Lender's or such Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then from time to time the Borrowers jointly and severally agree to pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

        (c) If any Governmental Authority shall require reserves to be maintained in connection with any Eurocurrency Loan of any Lender, regardless of whether such Eurocurrency Loan is then outstanding, such Lender may require the applicable Borrower to pay (and the applicable Borrower agrees to pay) additional interest on such Eurocurrency Loan at a rate per annum equal to the difference between the Adjusted LIBO Rate and the LIBO Rate for each Interest Period applicable to such Eurocurrency Loan for which such reserve requirement shall apply. Any Lender wishing to require such payment with respect to any Eurocurrency Loan shall give notice thereof at least three Business Days prior to the last day of such Eurocurrency Loan's Interest Period if such Eurocurrency Loan is then outstanding or at least one Business Day prior to the commencement of such Interest Period if such Eurocurrency Loan is not then outstanding. On the last day of each Interest Period relating to each such

Eurocurrency Loan of such Lender or within five (5) Business Days of notice from the Lender of the imposition by such Governmental Authority of such requirements, the applicable Borrower shall pay directly to such Lender such additional interest. Once given, each such notice by a Lender shall be deemed automatically to continue in effect and apply to all of such Lender's Eurocurrency Loans until such Lender revokes such notice. At such time, if any, as such Lender shall not be so required to maintain reserves, such Lender agrees so to notify the Company.

        (d) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as applicable, as specified in paragraph (a), (b) or (c) above shall be delivered to the Company and shall be conclusive absent manifest error. Borrowers (in the case of paragraphs (a) and (b)) or the applicable Borrower (in the case of paragraph (c)) shall pay such Lender or such Issuing Bank the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

        (e) Failure or delay on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand such compensation. The protection of this Section 2.14 shall be available to each Lender and each Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed.

        SECTION 2.15. Change in Legality.

        (a) Notwithstanding any other provision of this Agreement, if, after the date hereof, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurocurrency Loan or to give effect to its obligations as contemplated hereby with respect to any Eurocurrency Loan, then, by written notice to the Company and to the Administrative Agent:

               (i) such Lender may declare that Eurocurrency Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans and Foreign Base Rate Loans will not thereafter (for such duration) be converted into Eurocurrency Loans), whereupon any request for a Eurocurrency Borrowing (or to convert an ABR Borrowing or a Foreign Base Rate Loan to a Eurocurrency Borrowing or to continue a Eurocurrency Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (in the case of Dollar Loans) or Foreign Base Rate Loans (in the case of Alternative Currency Swingline Loans) (or a request to continue an ABR Loan or a Foreign Base Rate Loan as such for an additional Interest Period or to convert a Eurocurrency Loan into an ABR Loan or a Foreign Base Rate Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

               (ii) such Lender may require that all outstanding Eurocurrency Loans made by it be converted to ABR Loans (in the case of Dollar Loans) or Foreign Base Rate Loans (in the case of Alternative Currency Swingline Loans) in which event all such Eurocurrency Loans shall be automatically converted to such ABR Loans or Foreign Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurocurrency Loans that would have been made by such Lender or the converted Eurocurrency Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurocurrency Loans.

        (b) For purposes of this Section 2.15, a notice to the Company by any Lender shall be effective as to each Eurocurrency Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to any such Eurocurrency Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

        SECTION 2.16. Indemnity. The Company and each other Borrower jointly and severally agree to indemnify each Lender against any loss or expense, including any break funding cost or any loss sustained in converting between any Alternative Currency and dollars, as the case may be, that such Lender may sustain or incur as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurocurrency Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurocurrency Loan to an ABR Loan or Foreign Base Rate Loan, or the conversion of the Interest Period with respect to any Eurocurrency Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurocurrency Loan to be made by such Lender (including any Eurocurrency Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the applicable Borrower (or the Company) hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or
(b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurocurrency Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over
(ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16, together with a reasonably detailed calculation thereof, shall be delivered to the Company and shall be conclusive absent manifest error.

        SECTION 2.17. Pro Rata Treatment. Except as provided below in this
Section 2.17 with respect to Swingline Loans and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Revolving Commitments and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective applicable Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). For purposes of determining the available Revolving Commitments of the Lenders at any time, each outstanding Swingline Loan shall be deemed to have utilized the Revolving Commitments of the Lenders (including those Lenders which shall not have made Swingline Loans) in accordance with each Lender's Pro Rata Percentage. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar or applicable Alternative Currency amount.

        SECTION 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against any Borrower or any other Loan Party, or pursuant to a secured claim under
Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan (whether a Revolving Loan or a Swingline Loan) or L/C Disbursement as a result of which the unpaid principal portion of its Revolving Loans and participation in L/C Disbursements shall be proportionately less than the unpaid principal portion of the Loans and participation in L/C Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans and L/C Exposure, as the case may be of such other Lender, so that the aggregate unpaid principal amount of the Loans and L/C Exposure and participation in Loans and L/C Exposure held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans and L/C Exposure then outstanding as the principal amount of its Loans and L/C Exposure prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans and L/C Exposure outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan or L/C Disbursement deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by any Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to such Borrower in the amount of such participation.

        SECTION 2.19. Payments.

        (a) Each Borrower shall make each payment (including principal of or interest on any Borrowing or any L/C Disbursement or any Fees or other amounts) hereunder and under any other Loan Document from a Payment Location in the United States or the jurisdiction of any Alternative Currency prior to (i) 1:00 p.m., New York City time on the date when due, in the case of any amount payable in dollars, and (ii) 12:00 (noon), local time of such other jurisdiction, on the date when due, in the case of any amount payable in any Alternative Currency, in each case, in immediately available funds, without setoff, defense or counterclaim. Each such payment (other than (i) Issuing Bank Fees, which shall be paid directly to applicable Issuing Bank and (ii) principal of and interest on Swingline Loans, which shall be paid directly to the Swingline Lender except as otherwise provided in Section 2.22(e)) shall be made to such account as shall from time to time be specified in writing delivered to the Company by the Administrative Agent. All Dollar Loans hereunder shall be denominated and made, and all payments of principal and interest, Fees or otherwise hereunder or under any other Loan Document in respect thereof shall be made, in dollars, except as otherwise expressly provided herein. All Alternative Currency Swingline Loans hereunder shall be denominated and made, and all payments of principal and interest, Fees or otherwise hereunder or under any other Loan Document in respect thereof shall be made, in the relevant Alternative Currency, except as otherwise expressly provided herein. Unless otherwise agreed by the Borrowers and each Lender to receive any such payment, all other amounts due hereunder or under any other Loan Document shall be payable in dollars.

        (b) Except as otherwise provided in the definition of Interest Period, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

        SECTION 2.20. Taxes.

        (a) Any and all payments by or on behalf of any Borrower or any Loan Party hereunder and under any other Loan Document shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings imposed by any Governmental Authority in the United States, the jurisdiction of any Alternative Currency or the jurisdiction of any Payment Location, and all liabilities with respect thereto, excluding franchise and capital taxes and income taxes imposed on the net income of the Administrative Agent, any Lender or an Issuing Bank (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")), in each case (i) by the jurisdiction under the laws of which the Administrative Agent, such Lender or such Issuing Bank (or Transferee) is organized or any political subdivision thereof or (ii) by any other jurisdiction as a result of any present or former connection between the Administrative Agent, such Lender or such Issuing Bank (or Transferee) and the jurisdiction imposing such tax (other than any such connection arising solely from the Administrative Agent, such Lender or Issuing Bank (or Transferee) having executed, delivered or performed its obligations or received a payment hereunder or under any other Loan Document) (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If any Borrower or any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent, any Lender or an Issuing Bank (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) the Administrative Agent, such Lender or such Issuing Bank (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or such Loan Party shall make such deductions and (iii) such Borrower or such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        (b) In addition, each Borrower agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made by such Borrower hereunder or under any other Loan Document or from the execution, delivery, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Document imposed by any Governmental Authority in the United States, the jurisdiction of any Alternative Currency or the jurisdiction of any Payment Location ("Other Taxes").

        (c) The Borrowers will jointly and severally indemnify the Administrative Agent, each Lender and each Issuing Bank (or Transferee) for the full amount of Taxes and Other Taxes paid by the

Administrative Agent, such Lender or such Issuing Bank (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent, a Lender or an Issuing Bank (or Transferee), or the Administrative Agent on its behalf, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent, any Lender or an Issuing Bank (or Transferee), as the case may be, makes written demand therefor.

        (d) As soon as practicable after the date of any payment of Taxes or Other Taxes by any Borrower or any other Loan Party to the relevant Governmental Authority, such Borrower or such other Loan Party will deliver to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

        (e) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") that is entitled to an exemption from or reduction of, withholding tax under the law of the jurisdiction in which the applicable Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments by such Borrower under this Agreement and the other Loan Documents shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, but no later than five Business Days before the date of the initial payment to be made by such Borrower hereunder to such Lender (or Transferee), (i) two properly completed and executed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, certifying that it is entitled to receive payments hereunder without deduction or withholding, or at a reduced rate of withholding of, any United States federal income taxes;
(ii) a properly completed and executed copy of United States Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be, certifying that it is entitled to an exemption from United States backup withholding tax; (iii) two further properly completed and executed copies of any such form or certificate at least five Business Days before the date any such form or certification expires or becomes obsolete or invalid and after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it; (iv) any amendments to such forms or certificates as and when required and (v) such other properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without deduction or withholding or at a reduced rate; provided that such Non-U.S. Lender has received written notice from such Borrower advising it of the availability of such exemption or reduction and containing all applicable documentation. In addition, each Non-U.S. Lender shall deliver such documentation promptly upon the obsolescence or invalidity of any documentation previously delivered by such Non-U.S. Lender. Each Lender (or Transferee) that is organized under the laws of the United States, any State thereof or the District of Columbia shall provide two properly completed and executed copies of Form W-9 or successor applicable form, at the times specified for delivery of forms under the preceding sentence. Each Lender (or Transferee) that is not organized under the laws of the jurisdiction of any Payment Location (other than a Payment Location in the United States) shall, upon request by such Borrower, within a reasonable period of time after such request, deliver to such Borrower or the applicable Governmental Authority, as the case may be, any form or certificate required in order that any payment by such Payment Location to such Lender (or Transferee) may be made free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction of such Payment Location. Notwithstanding any other provision of this Section 2.20(e), no Lender or Transferee shall be required to deliver any documentation pursuant to this Section 2.20(e) that such Lender or Transferee is not legally able to deliver.

        (f) No Borrower shall be required to indemnify any Lender or to pay any additional amounts to any Lender, in respect of United States federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States federal withholding tax existed and would apply to payments made to such Lender on the date such Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Lending Office, the date such Lender designated such New Lending Office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any Transferee or New Lending Office that becomes a Transferee or New Lending Office as a result of an assignment, participation, transfer or designation made at the request of such Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee) acting through a New Lending Office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Lending Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (e) above.

        (g) Nothing contained in this Section 2.20 shall require any Lender or an Issuing Bank (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary). In the event that any Lender (or Transferee) determines that any event or circumstance that will lead to a claim by it under this Section 2.20 has occurred or will occur, such Lender (or Transferee) will use its best efforts to so notify the applicable Borrower in writing, provided that any failure to provide such notice shall in no way impair the rights of any Lender (or Transferee) to demand and receive payment under this Section 2.20.

        SECTION 2.21. Assignment of Commitments under Certain Circumstances; Duty to Mitigate.

        (a) In the event (i) any Lender or an Issuing Bank delivers a certificate requesting compensation pursuant to Section 2.14 or 2.21(b), (ii) any Lender or an Issuing Bank delivers a notice described in Section 2.15, (iii) the applicable Borrower is required to pay any additional amount to any Lender or an Issuing Bank or any Governmental Authority on account of any Lender or an Issuing Bank pursuant to Section 2.20 or (iv) any Lender fails to make any Loan or any Issuing Bank fails to issue a Letter of Credit in accordance with the terms hereof, the Company may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.4(b)), upon notice to such Lender or such Issuing Bank and the Administrative Agent, require such Lender or such Issuing Bank to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.4), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Company shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, of the Issuing Banks and the Swingline Lender), which consent shall not unreasonably be withheld, and (z) the applicable Borrower or such assignee shall have paid to the affected Lender or Issuing Bank in immediately available funds (and in the currency or currencies in which payment would be required if all amounts were to be paid by the applicable Borrower) an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans or L/C Disbursements of such Lender or such Issuing Bank, respectively, plus all Fees and other amounts accrued for the account of such Lender or such Issuing Bank hereunder (including any amounts under Section 2.14 and Section 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's or such Issuing Bank's claim for compensation under Section 2.14 or notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender or such Issuing Bank to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender or such Issuing Bank pursuant to paragraph (b) below), or if such Lender or such Issuing Bank shall permanently waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event, as the case may be, then such Lender or such Issuing Bank shall not thereafter be required to make any such transfer and assignment hereunder.

        (b) If (i) any Lender or an Issuing Bank shall request compensation under Section 2.14, (ii) any Lender or an Issuing Bank delivers a notice described in Section 2.15 or (iii) the applicable Borrower is required to pay any additional amount to any Lender or an Issuing Bank or any Governmental Authority on account of any Lender or an Issuing Bank, pursuant to Section 2.20, then such Lender or such Issuing Bank shall use reasonable effort (which shall not require such Lender or such Issuing Bank to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by the Company or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would materially reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would materially reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender or any Issuing Bank in connection with any such filing or assignment, delegation and transfer.

        (c) No Loan Party shall be required to pay any amount claimed by a Lender or Issuing Bank pursuant to Sections 2.14, 2.15, 2.20 or 2.21(b), unless such Lender or Issuing Bank has requested payment of such amount within 6 months of becoming aware of the event giving rise to such claim.

        SECTION 2.22. Swingline Loans.

        (a) Swingline Commitment. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Swingline Lender agrees to make loans, in dollars, Euros, Marks, Francs, Pounds and Yen, to the Company at any time and from time to time on and after the Closing Date and until the earlier of the Revolving Maturity Date and the termination of the Revolving Commitments in accordance with the terms hereof, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of all outstanding Swingline Dollar Loans exceeding $10,000,000 in the aggregate (the "Swingline Dollar Commitment"), (ii) the

Dollar Equivalent of all outstanding Alternative Currency Swingline Loans exceeding $25,000,000 (the "Alternative Currency Commitment", and together with the Swingline Dollar Commitment, the "Swingline Commitments"), or (iii) the Aggregate Revolving Exposure, after giving effect to any Swingline Loan, exceeding the Total Revolving Commitment. Each Swingline Dollar Loan shall be in a principal amount that is an integral multiple of $1,000,000. Each Alternative Currency Swingline Loan shall be in a principal amount which, at the time of the request therefor, is, on a Dollar Equivalent basis, $1,000,000 or more. To the extent any Loans are made as Alternative Currency Swingline Loans, such Loans shall be denominated and made in the applicable Alternative Currency, and shall continue to be Alternative Currency Swingline Loans (denominated and payable in the Alternative Currency in which such Loans are advanced) for as long as they are outstanding under this Agreement. The Swingline Commitments may be terminated or reduced from time to time as provided in Section 2.9. Within the foregoing limits, the Company may borrow, pay or prepay and reborrow Swingline Loans hereunder, subject to the terms, conditions and limitations set forth herein.

        (b) Swingline Loans. The Company shall notify the Swingline Lender, with a copy to the Administrative Agent, by telecopy, or by telephone (confirmed by telecopy), not later than 2:00 p.m., New York City time, on the day of a proposed Swingline Dollar Loan. Such notice shall be delivered on a Business Day, shall be irrevocable and shall refer to this Agreement and shall specify the requested date (which shall be a Business Day) and amount of such Swingline Dollar Loan. Requests for Borrowings of Alternative Currency Swingline Loans shall be subject to the requirements of Section 2.3 for Eurodollar Loans.

        (c) Prepayment. The Company shall have the right at any time and from time to time to prepay any Swingline Dollar Loan, in whole or in part, upon giving written or telecopy notice (or telephone notice promptly confirmed by written, or telecopy notice) to the Swingline Lender and to the Administrative Agent before 1:00 p.m., New York City time, on the date of prepayment at the Swingline Lender's address for notices specified on Schedule 2.1. All prepayments under this Section 2.22(c) shall be without premium or penalty. All principal payments of Swingline Dollar Loans shall be in integral multiples of $1,000,000 and shall be accompanied by accrued interest on the principal amount being repaid to the date of payment. All prepayments of Alternative Currency Swingline Loans shall be subject to the prepayment provisions contained in this Agreement with respect to Eurodollar Loans.

        (d)Interest. Each Swingline Dollar Loan shall be an ABR Loan and, subject to the provisions of Section 2.7, shall bear interest as provided in
Section 2.6(a). Each Alternative Currency Swingline Loan shall be a Eurodollar Loan and shall, subject to the provisions in Section 2.7, bear interest as provided in Section 2.6(c). No Swingline Dollar Loan may be converted into a Eurodollar Loan. No Alternative Currency Swingline Loan may be converted into an ABR Loan and, except as required by Section 2.8 or 2.15, no Alternative Currency Swingline Loan may be converted into a Foreign Base Rate Loan.

        (e) Participation. If the Company does not fully repay a Swingline Loan on or prior to the last day of the Interest Period with respect thereto, the Swingline Lender may notify the Administrative Agent thereof by 2:00 p.m., New York City time (by telecopy or by telephone, confirmed in writing), and the Administrative Agent shall promptly notify each Lender thereof (by telecopy or by telephone, confirmed in writing) and of its Pro Rata Percentage of such Swingline Loan. Upon such notice but without any further action, the Swingline Lender hereby agrees to grant to each Lender, and each Lender hereby agrees to acquire from the Swingline Lender, a participation in such defaulted Swingline Loan equal to such Lender's Pro Rata Percentage of the aggregate principal amount of such defaulted

Swingline Loan. In furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Pro Rata Percentage of each Swingline Loan that is not repaid on the last day of the Interest Period with respect thereto in the relevant currency. Each Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.2(c) with respect to Loans made by such Lender (and Section 2.2(c) shall apply, mutatis mutandis, to the payment obligations of the Lenders) and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders. The Administrative Agent shall notify the Company of any participation in any Swingline Loan acquired pursuant to this paragraph and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Company (or other party on behalf of the Company) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Company (or other party liable for obligations of the Company) of any default in the payment thereof.

        SECTION 2.23. Letters of Credit.

        (a) Subject to the terms and conditions set forth herein, the Company may request the issuance of a Letter of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time while the Revolving Commitments remain in effect. This Section shall not be construed to impose an obligation upon an Issuing Bank to issue any Letter of Credit that is inconsistent with the terms and conditions of this Agreement.

        (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. In order to request the issuance of a Letter of Credit (or to amend, renew or extend an existing Letter of Credit), the Company shall hand deliver or telecopy to the applicable Issuing Bank and the Administrative Agent (three Business Days in advance of the requested date of issuance, amendment, renewal or extension, or such shorter period as the Company, the Administrative Agent and the applicable Issuing Bank shall agree) a notice requiring the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended, the date of issuance, amendment, renewal or extension, the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) below), the amount of such Letter of Credit, the name and address of the beneficiary therefore and such other information as shall be necessary to prepare such Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if, and upon issuance, amendment, renewal or extension of each Letter of Credit the Company shall be deemed to represent and warrant that, after giving effect to such issuance, amendment, renewal or extension (A) the L/C Exposure shall not exceed $25,000,000 (the "L/C Commitment") and (B) the Aggregate Revolving Exposure shall not exceed the Total Revolving Commitment.

        (c) Expiration Date; Denomination. Each Letter of Credit shall expire at the close of business on the earlier of the date 364 days after the date of the issuance of such Letter of Credit and the date that is five Business Days prior to the Revolving Maturity Date, unless such Letter of Credit expires by its terms on an earlier date. Notwithstanding anything herein to the contrary, all Letters of Credit shall be denominated in dollars and all payments in respect thereof (including payments of fees and reimbursement of L/C Disbursements) shall be made in dollars.

        (d) Participations. By the issuance of a Letter of Credit, and without any further action on the part of such Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Lender, and each such Lender hereby acquires from the applicable Issuing Bank, a participation in such Letter of Credit equal to such Lender's Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit, effective upon the issuance of such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent for the account of the applicable Issuing Bank, such Lender's Pro Rata Percentage of each L/C Disbursement made by such Issuing Bank and not reimbursed by the Company (or, if applicable, another party pursuant to its obligations under any other Loan Document) forthwith on the date due as provided in Section 2.2(f). Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or an Event of Default or the fact that, as a result of fluctuations in exchange rates, such Lender's Revolving Exposure at any time might exceed its Revolving Commitment at such time (in which case Section 2.13(a) would apply), and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

        (e) Reimbursement. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, the Company shall pay to the Administrative Agent an amount equal to such L/C Disbursement prior to 2:00 p.m., New York City time, on the day the Company shall have received notice from the applicable Issuing Bank that payment of such draft will be made, or, if the Company shall have received such notice later than 10:00 a.m., New York City time, on any Business Day, not later than 10:00 a.m., New York City time, on the immediately following Business Day.

        (f) Obligations Absolute. The Company's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Company may have or have had against any Issuing Bank, any Lender or any beneficiary of any Letter of Credit. The Company further agrees with the Agents, the Issuing Banks and the Lenders that the Issuing Banks and the Lenders shall not be responsible for, and the Company's obligations to reimburse L/C Disbursements as provided in paragraph (e) above shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Company, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses of the Company against the beneficiary of such Letter of Credit or any such transferee. The Issuing Banks and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch, delay or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Company agrees that any action taken or omitted to be taken by any Issuing Bank or any Lender under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Company and shall not result in any liability on the part of any Issuing Bank or any Lender to the Company.

        The foregoing shall not be construed to excuse an Issuing Bank from liability to the Company to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Company to the extent permitted by applicable law) suffered by the Company that are caused by such Issuing Bank's gross negligence or willful misconduct in determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof; it is understood that an Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation and, in making any payment under any Letter of Credit (i) an Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (ii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of an Issuing Bank.

        (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telecopy, to the Administrative Agent and the Company of such demand for payment and whether such Issuing Bank has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Company of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such L/C Disbursement. The Administrative Agent shall promptly give each Lender notice thereof.

        (h) Interim Interest. If an Issuing Bank shall make any L/C Disbursement in respect of a Letter of Credit, then, unless the Company shall reimburse such L/C Disbursement in full on or before 2:00 p.m. New York City time on the date of such L/C Disbursement, the unpaid amount thereof shall bear interest for the account of such Issuing Bank, for each day from and including the date of such L/C Disbursement, to but excluding the earlier of the date of payment by the Company or the date on which interest shall commence to accrue thereon as provided in Section 2.2(f), at the rate per annum that would apply to such amount if such amount were an ABR Loan.

        (i) Resignation or Removal of an Issuing Bank. An Issuing Bank may resign at any time by giving 180 days' prior written notice to the Administrative Agent, the Lenders and the Company, and may be removed at any time by the Company by notice to such Issuing Bank, the Administrative Agent and the Lenders. Subject to the next succeeding paragraph, upon the acceptance of any appointment as an Issuing Bank hereunder by a Lender that shall agree to serve as a successor Issuing Bank, such successor shall succeed to and become vested with all the interests, rights and obligations of the retiring Issuing Bank and the retiring Issuing Bank shall be discharged from its obligations to issue additional Letters of Credit hereunder. At the time such removal or resignation shall become effective, the Company shall pay all accrued and unpaid fees pursuant to Section 2.5(c)(ii). The acceptance of any appointment as an Issuing Bank hereunder by a successor Lender shall be evidenced by an agreement entered into by such successor, in a form satisfactory to the Company and the Administrative Agent, and, from and after the effective date of such agreement, (i) such successor Lender shall have all the rights and obligations of the previous Issuing Bank under this Agreement and the other Loan Documents and (ii) references herein and in the other Loan Documents to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or removal of an Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents with respect to Letters of Credit issued by it prior to such resignation or removal, but shall not be required to issue additional Letters of Credit.

        (j)Cash Collateralization. If (i) any Event of Default shall occur and be continuing or (ii) to the extent and so long as the L/C Exposure exceeds the Total Revolving Commitment, the Company shall, on the Business Day after the Company receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit) thereof and of the amount to be deposited, deposit in an account with the Collateral Agent for the benefit of the Lenders, an amount in cash determined by the Collateral Agent equal to the L/C Exposure as of such date. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits in Permitted Investments, which investments shall be made at the option and sole discretion of the Collateral Agent, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall (i) automatically be applied by the Administrative Agent to reimburse any Issuing Bank for L/C Disbursements for which it has not been reimbursed, (ii) be held for the satisfaction of the reimbursement obligations of the Company for the L/C Exposure at such time and (iii) if the maturity of the Loans has been accelerated (but subject to the consent of Lenders holding participations in outstanding Letters of Credit representing greater than 50% of the aggregate undrawn amount of all outstanding Letters of Credit), be applied to satisfy the Obligations. If the Company is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Company within three Business Days after all Events of Default have been cured or waived. If the Company is required to provide an amount of cash collateral pursuant to clause (ii) of the first sentence of this paragraph (j), such amount shall be returned to the Company from time to time to the extent that the amount of such cash collateral held by the Collateral Agent exceeds the excess, if any, of the L/C Exposure over the Total Revolving Commitment so long as no Event of Default shall have occurred and be continuing or shall have occurred in the immediately preceding three (3) days.

        SECTION 2.24. Reporting Requirements of the Swingline Lender and Issuing Banks.

        (a)Within two Business Days following the last day of each calendar month, the Swingline Lender shall deliver to the Administrative Agent a statement showing separately the average daily principal amount of the Alternative Currency Swingline Loans and the Swingline Dollar Loans, as the case may be, outstanding in each currency during the calendar quarter most recently ended.

        (b)Within two Business Days following the last day of each calendar month, each Issuing Bank shall deliver to the Administrative Agent a report detailing all activity during the preceding month with respect to any Letters of Credit issued by such Issuing Bank, including the face amount, the account party, the beneficiary and the expiration date of such Letters of Credit and any other information with respect thereto as may be requested by the Administrative Agent.

                                   ARTICLE III

                         Representations and Warranties

        The Company and the Borrower Subsidiaries jointly and severally represent and warrant to the Administrative Agent, the Collateral Agent, each of the Issuing Banks and each of the Lenders that:

        SECTION 3.1. Organization; Powers. The Company and each of the Subsidiaries (a) is a corporation or partnership or other organization duly incorporated, formed or organized, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation, formation or organization, as the case may be, (b) has all requisite corporate, partnership or similar power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Company and the other Borrowers, to borrow hereunder.

        SECTION 3.2. Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents and the borrowings hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation applicable to the Company or any of its Subsidiaries, (B) the certificate or articles of incorporation or other constitutive documents or by-laws of the Company or any Subsidiary, (C) any order of any Governmental Authority applicable to the Company or any Subsidiary or (D) any provision of any indenture, agreement or other instrument to which the Company or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) result in a breach of or constitute (alone or with notice of lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except, in the case of each of clauses (b)(i)(A),
(b)(i)(C), (b)(i)(D) and (b)(ii), where such violation, breach or default could not reasonably be expected to result in a Material Adverse Effect or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Company or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

        SECTION 3.3. Enforceability. This Agreement has been duly executed and delivered by the Borrowers and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

        SECTION 3.4. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions or the Spin-off, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages and (c) such as have been made or obtained and are in full force and effect, except where the failure to obtain the same could not reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.5. Financial Statements.

        (a) The Company has heretofore furnished to the Lenders its combined balance sheets as of September 30, 1996, September 30, 1997 and September 30, 1998 and statements of operations and cash flows for each of the fiscal years ended September 30, 1995, September 30, 1996, September 30, 1997 and September 30, 1998, audited by and accompanied by the opinion of Deloitte & Touche LLP, independent public accountants. Such financial statements present fairly in all material respects the financial condition and results of operations of the Company and its Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Company and its Subsidiaries as of the dates thereof required to be reflected in accordance with GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis.

        (b)The Company has heretofore furnished to the Lenders (i) its unaudited pro forma condensed combined balance sheet, prepared giving effect to the Spin-off as if it had occurred on September 30, 1998, and (ii) its unaudited pro forma condensed combined statement of operations prepared giving effect to the Spin-off as if it had occurred on October 1, 1997. Such pro forma balance sheet and statement of operations have been prepared in good faith by the Company, based on assumptions used to prepare the pro forma financial information contained in the Confidential Information Memorandum (which assumptions (except as set forth in Schedule 3.5(b)) are believed by the Company on the date hereof and on the Closing Date to be reasonable), is based on the best information available to the Company as of the date of delivery thereof, accurately reflects all adjustments required to be made to give effect to the Spin-off and presents fairly on a pro forma basis the estimated consolidated financial position of the Company and its consolidated Subsidiaries as of such date, assuming that the Spin-off had actually occurred at such dates.

        SECTION 3.6. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects, condition, financial or otherwise, or material agreements of the Company and the Subsidiaries, taken as a whole, since September 30, 1998.

        SECTION 3.7. Title to Properties; Possession Under Leases.

        (a) Each of the Company and the Subsidiaries has, or as the Closing Date will have, fee title to, or valid leasehold interests in, all its material properties and assets (including all Mortgaged Property), except for defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are or will be free and clear of Liens, other than Liens expressly permitted by Section 6.2.

        (b) Each of the Company and the Subsidiaries has complied in all material respects with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Company and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

        (c) None of the Company or any of the Subsidiaries has received any written notice of, nor has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation.

        (d) Neither the Company nor any of the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

        SECTION 3.8. Subsidiaries. Schedule 3.8 sets forth a list of all Subsidiaries and the percentage ownership interest therein as of the Closing Date. The shares of capital stock or other ownership interests so indicated on
Schedule 3.8 are fully paid and non-assessable and are or will be owned by the Company as of the Closing Date, directly or indirectly through the Subsidiaries, free and clear of all Liens, except for Liens permitted by Section 6.2. Each Subsidiary identified on Schedule 1.1(d) as an Inactive Subsidiary (a) owns assets having a fair market value not in excess of $50,000 in the aggregate, (b) does not conduct any business activity and (c) is not an obligor with respect to any Indebtedness.

        SECTION 3.9. Litigation; Compliance with Laws.

        (a) Except as set forth on Schedule 3.9, there are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrowers, threatened against or affecting the Company or any of the Subsidiaries or any business, property or rights of any such person (i) that involve any Loan Document, the Transactions or the Spin-off or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined in the ordinary course of such action, suit or proceeding, at the time of such determination, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

        (b) None of the Company or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation applicable to it (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

        (c) Certificates of occupancy and permits are in effect for each Mortgaged Property as currently constructed, except where the failure to have the same could not reasonably be expected to result in a Material Adverse Effect.

        (d) No exchange control law or regulation materially restricts any Borrower from complying with its obligations in respect of any Alternative Currency Swingline Loan or Letter of Credit or any other Loan Party with respect to its obligations under any Loan Document.

        SECTION 3.10. Agreements.

        (a) Neither the Company nor any of the Subsidiaries is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

        (b) Neither the Company nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.11. Federal Reserve Regulations.

        (a) Neither the Company nor any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

        (b) No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X.

        SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Company nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

        SECTION 3.13. Use of Proceeds. The Borrowers will use the proceeds of the Loans and will request the issuance of Letters of Credit only for the purposes specified in the preamble to this Agreement.

        SECTION 3.14. Tax Returns. Each of the Company and the Subsidiaries has filed or caused to be filed all federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it (in each case giving effect to applicable extensions), except taxes of an insignificant nature or taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP.

        SECTION 3.15. No Material Misstatements. None of (a) the Spin-off Form 10 or (b) the Confidential Information Memorandum, or (c) any other information, report, financial statement, exhibit or schedule furnished on or after the date of this Agreement by or on behalf of any of the Borrowers in writing to the Administrative Agent or any Lender in connection with any Loan Document or included therein or delivered pursuant thereto contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection or pro forma estimate, each Borrower represents only that it acted in good faith and utilized assumptions believed by it to be reasonable and used due care in the preparation of such information, report, financial statement, exhibit or schedule.

        SECTION 3.16. Employee Benefit Plans.

        (a) Each of the Company and its respective ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan and assuming the Spin-off had occurred immediately prior to September 30, 1998) will not, as of the Closing Date, exceed the fair market value of the assets of such Plan by more than $50,000,000.

        (b) Each Foreign Pension Plan is in compliance in all material respects with all requirements of law applicable thereto and the respective requirements of the governing documents for such plan except to the extent such non-compliance could not reasonably be expected to result in a Material Adverse Effect. With respect to each Foreign Pension Plan, none of the Company, its Affiliates or any of its directors, officers, employees or agents has engaged in a transaction which would subject the Company or any of the Subsidiaries, directly or indirectly, to a tax or civil penalty which would reasonably be expected to have a Material Adverse Effect. With respect to each Foreign Pension Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities to the extent required by applicable law and prudent business practice or, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Foreign Pension Plan is maintained. The aggregate unfunded liabilities, with respect to such Foreign Pension Plans could not reasonably be expected to result in a Material Adverse Effect. There are no actions, suits or claims (other than routine claims for benefits) pending or to the knowledge of the Company and the Subsidiaries threatened against the Company or any of its Affiliates with respect to any Foreign Pension Plan which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

        SECTION 3.17. Environmental Matters. Except as set forth in Schedule
3.17:

        (a) The properties owned, leased or operated by each of the Company and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of,
(ii) require Remedial Action under, or (iii) could give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

        (b) The Properties and all operations of each of the Company and the Subsidiaries are in compliance in all material respects, and in the last five years (irrespective of whether the Company or the Subsidiaries then existed) have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could reasonably be expected to not result in a Material Adverse Effect;

        (c) There have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the current or former operations of the Company or the Subsidiaries or, in connection with such Properties and operations obtained as a result of the Spin-off, of Rockwell, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

        (d) Neither the Company nor any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the current or former operations of the Company or such Subsidiaries or with regard to any person whose liabilities for environmental matters the Company or such Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Company or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

        (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have the Company or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

        SECTION 3.18. Insurance. As and when delivered pursuant to Section 5.2,
Schedule 3.18 shall set forth a true, complete and correct description of all insurance maintained by the Company or any of its Subsidiaries as of the Closing Date. As of the Closing Date, such insurance will be in full force and effect. As of the Closing Date, each of the Company and the Subsidiaries will have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

        SECTION 3.19. Security Documents.

        (a) The Pledge Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Pledge Agreement) and, when the Collateral is delivered to the Collateral Agent, the Pledge Agreement shall constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Collateral, in each case prior and superior in right to any other person.

        (b) The Security Agreement is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and, when financing statements in appropriate form are filed in the appropriate filing offices relating to the locations specified on Schedule 2 to the Perfection Certificate, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property, as defined in the Security Agreement), in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.2.

        (c) When the Security Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Security Agreement), in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the date hereof), subject to Liens permitted by Section 6.2.

        (d) The Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed in the offices specified on Schedule 3.19(d), the Mortgages shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.2.

        SECTION 3.20. Location of Real Property and Leased Premises.

        (a) Schedule 3.20(a) lists completely and correctly as of the Closing Date all real property owned or to be owned by the Company and the Subsidiaries and the locations thereof. The Company and the Subsidiaries own, or as of the Closing Date will own, in fee all the real property set forth on Schedule 3.20(a).

        (b) Schedule 3.20(b) lists completely and correctly as of the Closing Date all real property leased by the Company and the Subsidiaries and the locations thereof. The Company and the Subsidiaries have, or as of the Closing Date will have, valid leases in all the real property set forth on Schedule 3.20(b).

        SECTION 3.21. Labor Matters. As of the date hereof and the Closing Date, there are no strikes, lockouts or slowdowns against the Company or any of the Subsidiaries pending or, to the knowledge of the Borrowers, threatened. As of the Closing Date, the hours worked by and payments made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. As of the Closing Date, all payments due from the Company or any of the Subsidiaries, or for which any claim may be made against the Company or any such Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Company or such Subsidiary. The consummation of the Transactions or the Spin-off will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Company or any of the Subsidiaries is bound.

        SECTION 3.22. Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately after giving effect to the Spin-off and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, to the knowledge of the Company and its Subsidiaries (a) the fair value of the assets of the Loan Parties, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Loan Parties will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

        SECTION 3.23. Year 2000 Matters. Any reprogramming required to permit the proper functioning, on and following January 1, 2000, of the Company's and the Subsidiaries' computer systems and the testing of all such systems, as so reprogrammed, is expected to be substantially complete by June 30, 1999. The cost to the Company of such reprogramming and testing will not result in an Event of Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and the Subsidiaries are and, with ordinary course upgrading and maintenance, are expected to be, sufficient to permit the Company and the Subsidiaries to conduct their business without a Material Adverse Effect.

        SECTION 3.24. Spin-off. The Company has heretofore furnished to each Lender a true and correct copy of the Spin-off Form 10.


                                   ARTICLE IV

                              Conditions of Lending

        The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

        SECTION 4.1. All Credit Events. On the date of each Borrowing, including each Borrowing of a Swingline Loan, and on the date of each issuance, amendment or renewal of a Letter of Credit (each such event being called a "Credit Event"):

        (a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.3 (or such notice shall have been deemed given in accordance with Section 2.3) or, in the case of the issuance, amendment or renewal of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.23(b) or, in the case of the Borrowing of a Swingline Loan, the Swingline Lender and the Administrative Agent shall have received a notice requesting such Swingline Loan as required by
Section 2.22(b).

        (b) The representations and warranties set forth in Article III hereof (including, without limitation, the representation in Section 3.6) shall be true and correct in all material respects on and as of the date of such Credit Event with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

        (c) The Company and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

        Each Credit Event shall be deemed to constitute a representation and warranty by the Borrowers on the date of such Credit Event as to the matters specified in paragraphs (b) (except as aforesaid) and (c) of this Section 4.1.

        In the event that, after taking into account any extraordinary charge to earnings taken or to be taken as of the end of any fiscal period of the Company (a "Charge"), and if solely by virtue of such Charge, there would reasonably be expected to be a breach of any of Sections 6.10, 6.11, 6.12, 6.13, or 6.14 as of such fiscal period end date, upon the (i) date after such fiscal period end date on which the Company announces publicly it will take, is taking or has taken such Charge (including an announcement in the form of a statement in a report filed with the Securities and Exchange Commission) or, (ii) if such announcement is made prior to such fiscal period end date, the date that is such fiscal period end date (it being understood, however, that in the event such announcement is made prior to such fiscal period end date, the conditions of lending in this Article IV shall be deemed not to be satisfied from the date of such announcement through such fiscal period end date), the obligation of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall cease until the date the Company delivers to the Administrative Agent its audited annual or unaudited quarterly financial statements in respect of such fiscal period reflecting such Charge as taken.

        SECTION 4.2. First Credit Event. On the Closing Date:

        (a) The Administrative Agent shall have received, on behalf of itself, the Lenders and the Issuing Banks, a favorable written opinion of (i) Chadbourne & Parke LLP, special counsel of the Borrowers, substantially to the effect set forth in Exhibit I-1, and (ii) each local counsel listed on Schedule 4.2(a), substantially to the effect set forth in Exhibit I-2, in each case (A) dated the Closing Date, (B) addressed to the Issuing Banks, the Administrative Agent and the Lenders, and (C) covering such other matters relating to the Loan Documents, the Transactions and the Spin-off, as the Administrative Agent shall reasonably request, and the Borrowers hereby request such counsel to deliver such opinions.

        (b) All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Lenders, to the Issuing Banks and to the Administrative Agent.

        (c) The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or other organizational documents, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State or other Governmental Authority of the state or other jurisdiction of its organization, and a long-form certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State or other Governmental Authority; (ii) a certificate of the Secretary or Assistant Secretary of each Loan Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the By-laws or other organizational documents of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (iii) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (ii) above; and (iv) such other documents as the Lenders, the Issuing Banks or the Administrative Agent may, reasonably request.

        (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Financial Officer of each of the Borrowers, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.1.

        (e) The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document.

        (f) The Pledge Agreement shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, and all the outstanding capital stock of the Subsidiaries shall have been duly and validly pledged thereunder to the Collateral Agent for the ratable benefit of the Secured Parties and certificates representing such shares, accompanied by instruments of transfer and stock powers endorsed in blank, shall be in the actual possession of the Collateral Agent; provided that to the extent to do so would cause adverse tax consequences to the Company, (i) neither the Company nor any Domestic Subsidiary of the Company shall be required to pledge more than 65% of the capital stock of any Foreign Subsidiary and (ii) no Foreign Subsidiary shall be required to pledge the capital stock of any of its Foreign Subsidiaries.

        (g) The Security Agreement shall have been duly executed by the Loan Parties party thereto and shall have been delivered to the Collateral Agent and shall be in full force and effect on such date and each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent for the benefit of the Secured Parties a valid, legal and perfected first-priority security interest in and lien on the Collateral (subject to any Lien expressly permitted by Section 6.2) described in such agreement shall have been delivered to the Collateral Agent.

        (h) The Collateral Agent shall have received and shall be reasonably satisfied with the results of a search of the Uniform Commercial Code filings (or equivalent filings) made with respect to the Loan Parties in the states (or other jurisdictions) in which the chief executive office of each such person is located, any offices of such persons in which records have been kept relating to Accounts (as defined in the Security Agreement) and the other jurisdictions in which Uniform Commercial Code filings (or equivalent filings) are to be made pursuant to the preceding paragraph, together with copies of the financing statements (or similar documents) disclosed by such search.

        (i) The Collateral Agent shall have received a Perfection Certificate with respect to each of the Loan Parties dated the Closing Date and duly executed by a Responsible Officer of the Company.

        (j) (i) Each of the Security Documents, in the form annexed hereto, relating to each of the Mortgaged Properties shall have been duly executed by the parties thereto and delivered to the Collateral Agent and shall be in full force and effect, (ii) each of such Mortgaged Properties shall not be subject to any Lien other than those permitted under Section 6.2, (iii) each of such Security Documents shall have been filed and recorded in the recording office as specified on Schedule 3.19(d) (or a lender's title insurance policy, in form and substance acceptable to the Collateral Agent insuring such Security Document as a first lien on such Mortgaged Property (subject to any Lien permitted by Section 6.2) shall have been received by the Collateral Agent) and, in connection therewith, the Collateral Agent shall have received evidence reasonably satisfactory to it of each such filing and recordation and (iv) the Collateral Agent shall have received such other documents, including a policy or policies of title insurance issued by a nationally recognized title insurance company, together with such endorsements, coinsurance and reinsurance as may be reasonably requested by the Collateral Agent and the Lenders, insuring the Mortgages as valid first liens on the Mortgaged Properties, free of Liens other than those permitted under Section 6.2, together with such surveys, abstracts and appraisals reasonably available and legal opinions required to be furnished pursuant to the terms of the Mortgages or as reasonably requested by the Collateral Agent or the Lenders.

        (k) The Subsidiary Guarantee Agreements and the Company Guarantee Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

        (l) The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the parties thereto, shall have been delivered to the Collateral Agent and shall be in full force and effect.

        (m) The Administrative Agent shall have received a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.2 and the applicable provisions of the Security Documents, each of which with respect to the Company or any Domestic Subsidiary shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

        (n) The Lenders shall be reasonably satisfied as to the amount and nature of any environmental and employee health and safety exposures to which any of the Company and the Subsidiaries may be subject and the plans of the Company and the Subsidiaries with respect thereto.

        (o) On or before January 31, 1999, the Spin-off shall have occurred in all material respects as described in the Spin-off Form 10 and substantially and in all material respects in accordance with the Spin-off Agreements, in each case without waiver or modification of any term or provision which is adverse to the Lenders; and the Administrative Agent shall have received a certificate of a Financial Officer of the Company to such effect.

                                    ARTICLE V

                              Affirmative Covenants

        The Company and each other Borrower jointly and severally covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrowers will, and will cause each of the Subsidiaries to:

        SECTION 5.1. Existence; Businesses and Properties.

        (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.5.

        (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated or in an otherwise prudent manner; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted unless failure to comply could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be conducted at all times in a commercially reasonably manner.

        SECTION 5.2. Insurance.

        (a) Maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against losses and damages of the kinds and in amounts which are deemed prudent by the Company in its reasonable business judgment and within the general parameters customary among similarly situated businesses in the Company's industry.

        (b) Cause all property and casualty policies of the Company or any Domestic Subsidiary (A) to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any Borrower or any such Loan Parties under such policies directly to the Collateral Agent and
(B) to contain a "Replacement Cost Endorsement", without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably require from time to time to protect their interests.

        (c) Cause all general liability policies of the Company or any Domestic Subsidiary to be endorsed or otherwise amended to list each of the Administrative Agent and the Collateral Agent (individually and on behalf of the Lenders) as "Additional Insureds", in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

        (d) Cause all insurance policies to provide that neither the Company, any Borrower Subsidiary, the Administrative Agent, the Collateral Agent nor any Lender shall be a coinsurer thereunder and deliver original or certified copies of all property and casualty policies and of all general liability policies to the Collateral Agent.

        (e) Cause each property and casualty policy and each general liability policy to provide that the insurer shall use its reasonable efforts to ensure that such policy shall not be canceled, modified or not renewed for any reason (by the insurer) upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent.

        (f) The Company shall not cancel, modify (except to the extent not materially adverse to the Lenders and otherwise consistent with the requirements of Section 5.2(a)) or not renew for any reason any property or casualty policy or any general liability policy upon not less than 30 days' prior written notice thereof to the Administrative Agent and the Collateral Agent.

        (g) Promptly deliver to the Administrative Agent and the Collateral Agent, concurrent with (or as reasonably practical thereafter) the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent) together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

        (h) Deliver, on or before the Closing Date, a schedule of insurance to be designated Schedule 3.18.

        (i) Notify the Administrative Agent and the Collateral Agent immediately whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.2 is taken out by any Borrower; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies.

        (j) In connection with the covenants set forth in this Section 5.2, it is understood and agreed that none of the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks, or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.2, it being understood that (A) the Borrowers and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each Borrower hereby agrees, to the extent permitted by law, to waive its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders, the Issuing Banks and their agents and employees.

        SECTION 5.3. Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, could reasonably be expected to give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Indebtedness, obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and each Borrower or Subsidiary, as the case may be, shall have set aside on its books reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of a Mortgaged Property, there is no risk of forfeiture of such property.

        SECTION 5.4. Financial Statements, Reports, etc. In the case of the Company, furnish to the Administrative Agent for distribution by the Administrative Agent to each Lender:

        (a) within 100 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by Deloitte & Touche LLP or other independent public accountants of recognized national standing (or otherwise reasonably acceptable to the Required Lenders) and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

        (b) within 50 days after the end of each of the first three fiscal quarters of each fiscal year, its unaudited consolidated balance sheet and related statements of operations and cash flows showing the financial condition of the Company and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting in all material respects the financial condition and results of operations of the Company and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments (it is understood that the Company may, at its option, satisfy its obligations to deliver financial statements under subparagraphs (a) and (b) above by delivery of its Form 10-K and 10-Q, respectively, for any relevant fiscal year or quarterly period, as filed by the Company with the Securities and Exchange Commission (the "SEC"), or any Governmental Authority succeeding to any or all of the functions of said Commission so long as such Form 10-K or 10-Q contains the financial statements required under these subparagraphs (a) and (b));

        (c) concurrently with any delivery of financial statements under subparagraph (a) or (b) above, a certificate of a Financial Officer (i) certifying such statements (ii) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto; (iii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.10, 6.11, 6.12, 6.13, 6.14; and (iv) setting forth a reasonably detailed calculation of the Total Debt to Capitalization Ratio.

        (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Company or any Subsidiary with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;

        (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Company or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

        SECTION 5.5. Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Banks and each Lender, promptly after obtaining knowledge thereof, written notice of the following:

        (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

        (b) the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against any Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

        (c) any development with respect to the Company or any Subsidiary that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect; and

        (d) any amendment, modification or waiver of any of the terms of the Spin-off from those described in the Spin-off Form 10 or the Spin-off Agreements which is or could reasonably be expected to be adverse to the Lenders.

        SECTION 5.6. Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and the laws applicable to any Foreign Benefit Plan and (b) furnish to the Administrative Agent as soon as possible after, and in any event within 10 days after any Responsible Officer of any Borrower or any Affiliate knows that any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to result in liability of the Borrowers in an aggregate amount exceeding $25,000,000 (or the Dollar Equivalent thereof in another currency), a statement of a Financial Officer of the Company setting forth details as to such ERISA Event and the action, if any, that the Company proposes to take with respect thereto.

        SECTION 5.7. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities. The Company will, and will cause each Subsidiary to, permit the Administrative Agent and the Collateral Agent, by their respective representatives and agents, and any reasonable number of representatives of the Lenders, to inspect (at no cost to the Company or any Subsidiary unless a Default or Event of Default exists and is continuing) any of the property, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Administrative Agent or the Collateral Agent or such Lenders, as the case may be, may designate.

        SECTION 5.8. Use of Proceeds. Use the proceeds of the Loans and request the issuance of Letters of Credit only for the purposes set forth in the preamble to this Agreement.

        SECTION 5.9. Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action required under applicable Environmental Laws; provided, however, that neither the Company nor any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being, or would be, if a proceeding were commenced against the Company or its Subsidiaries, contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

        SECTION 5.10. Preparation of Environmental Reports. If an Event of Default caused by reason of a breach of Section 3.17 or 5.9 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, the Company shall provide to the Lenders within 45 days after such request, at the expense of the Company, an environmental site assessment report for the Properties which are the subject of such default, prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any Remedial Action or any other activity required to bring the Properties into compliance with Environmental Laws in connection with such Properties. In the case of a Phase I environmental assessment, such report shall be prepared in accordance with applicable standards of the American Society for Testing and Materials.

        SECTION 5.11.     Further Assurances.

        (a) Execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, mortgages and deeds of trust) that may be required under applicable law, or that the Required Lenders, the Administrative Agent or the Collateral Agent may reasonably request, as necessary to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and first priority of the security interests created or intended to be created by the Security Documents. The Company will cause any subsequently acquired or organized Domestic Subsidiary (other than an Inactive Subsidiary) to execute a Subsidiary Guarantee Agreement, Indemnity Subrogation and Contribution Agreement and each applicable Security Document in favor of the Collateral Agent. In addition, from time to time, the Company and the Subsidiary Guarantors which are Domestic Subsidiaries will, at their cost and expense, promptly secure the Obligations by pledging or creating, or causing to be pledged or created, perfected security interests with respect to such of their assets and properties as the Administrative Agent or the Required Lenders shall reasonably designate (it being understood that it is the intent of the parties that the Obligations shall be secured by, among other things, substantially all the assets of the Domestic Borrowers, and subject to the proviso in Section 4.2(f), the Subsidiary Guarantors which are Domestic Subsidiaries (including real and other properties acquired subsequent to the Closing Date)). Such security interests and Liens will be created under the Security Documents and other security agreements, mortgages, deeds of trust and other instruments and documents in form and substance reasonably satisfactory to the Collateral Agent, and the Company shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this Section.

        (b) In the case of the Company and the Subsidiary Guarantors which are Domestic Subsidiaries, promptly to notify the Collateral Agent in writing of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral in excess of $1,000,000 owned by it or any office or facility at which Collateral in excess of $1,000,000 owned by it is located (including the establishment of any such new office or facility), (iii) in its identity or corporate structure or
(iv) in its Federal Taxpayer Identification Number. The Company and each Subsidiary Guarantor which is a Domestic Subsidiary agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all the Collateral. The Company and each Subsidiary Guarantor which is a Domestic Subsidiary agrees promptly to notify the Collateral Agent if any material portion of the Collateral owned or held by the Company or such Subsidiary Guarantor is damaged or destroyed.

        SECTION 5.12. Year 2000. Year 2000 Compatibility. The Company and its Subsidiaries shall take all acts reasonably necessary to ensure that all software, hardware, firmware, equipment, goods and systems material to its business operations or financial condition will properly perform date sensitive functions before, during and after the year 2000. At the request of the Administrative Agent, the Company shall provide to the Administrative Agent such reasonable certifications or other evidence of compliance with this Section 5.12 as the Administrative Agent may from time to time reasonably require.

        SECTION 5.13. Spin-off. After the Distribution Date, cause Rockwell to comply in all material respects with all of its obligations under the Spin-off Agreements, other than such non-compliance as could not reasonably be expected to have a Material Adverse Effect.



                                   ARTICLE VI

                               Negative Covenants

        The Borrowers jointly and severally covenant and agree with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been cancelled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrowers will not, and will not cause or permit any of the Subsidiaries which is not a Borrower, to:

        SECTION 6.1. Restricted Indebtedness. (a) Incur, create or assume any Restricted Indebtedness if any Default (including, without limitation, any Default with respect to Sections 6.10 through and including 6.14, as reasonably determined on a pro forma basis) or Event of Default exists or will result from the incurrence, creation or assumption of such Restricted Indebtedness or (b) incur, create or assume any Indebtedness referred to in clause (i) of the definition of Restricted Indebtedness if any Default (including, without limitation, any Default with respect to Sections 6.10 through and including 6.14, as reasonably determined on a pro forma basis) or Event of Default exists or will result from the incurrence, creation or assumption of such Indebtedness.

        SECTION 6.2. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

        (a) Liens on property or assets of the Company and the Subsidiaries existing on the date hereof and set forth in Schedule 6.2 or in any policy of title insurance delivered pursuant to Section 4.2(j);

        (b) any Lien created under the Loan Documents;

        (c) any Lien existing on any property or asset prior to the acquisition thereof by the Company or any Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition (ii) such Lien does not apply to any other property or assets of the Company or any Subsidiary and (iii) such Lien does not (A) materially interfere with the use, occupancy and operation of any Mortgaged Property, (B) materially reduce the fair market value of such Mortgaged Property but for such Lien or (C) result in any material increase in the cost of operating, occupying or owning or leasing such Mortgaged Property;

        (d) Liens for taxes, assessments and governmental charges not yet due or which are being contested in compliance with Section 5.3;

        (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not more than 45 days past due or which are being contested in compliance with Section 5.3;

        (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

        (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

        (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in aggregate amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company or any of the Subsidiaries;

        (i) purchase money security interests in real property, improvements thereto or equipment hereafter acquired (or, in the case of improvements, constructed) by the Company or any Subsidiary (other than an Inactive Subsidiary); provided that (i) such security interests secure Indebtedness consisting of Indebtedness described in exception (i) of the definition of Restricted Indebtedness, (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 90 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the lesser of the cost or the fair market value of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of the Company or any Subsidiary;

        (j) Liens arising from the rendering of a final judgment or order that does not give rise to an Event of Default or other similar Liens (not exceeding $12,500,000 in the aggregate) arising in connection with legal proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings and the Company or such Subsidiary, as the case may be, has established appropriate reserves against such claims in accordance with GAAP;

        (k) Liens securing Refinancing Indebtedness, to the extent that the Indebtedness being refinanced was originally secured in accordance with this
Section 6.2; provided that such Lien does not apply to any additional property or assets of the Company or any Subsidiary;

        (l) Liens in favor of any Borrower or any Subsidiary Guarantor which shall, in any event, be subordinated to the Liens created under the Loan Documents;

        (m) Liens on the Property of a person that is merged with or into the Company or a Subsidiary or of a Person that becomes a Subsidiary after the Closing Date (in each case to the extent such merger, acquisition or investment is otherwise permitted by this Agreement), provided that (A) such Liens existed at the time such person was so merged or became a Subsidiary and were not created in anticipation of any such transaction, (B) any such Lien does not by its terms cover any additional property or assets acquired after the time such person was so merged or became a Subsidiary, (C) any such Lien does not by its terms secure any Indebtedness other than Indebtedness existing immediately prior to the time such person was so merged or became a Subsidiary and (D) the aggregate value of all such Liens shall not exceed $7,500,000;

        (n) Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any Subsidiary provided that no Default or Event of Default shall exist before or after the making of such deposit;

        (o) Bank setoff rights arising in the ordinary course of business;

        (p) Any interest or title of a lessor in the property subject to any Capitalized Lease Obligation (to the extent such Capitalized Lease Obligation is otherwise permitted by this Agreement) or operating lease (including any synthetic lease);

        (q) Any extension, renewal or replacement (or successive extension, renewal, or replacement) in whole or in part, of any Lien referred to in the foregoing clauses (a) through (p) inclusive; provided, however, that the principal amount of the Indebtedness or other obligation secured thereby shall not exceed the principal amount of the Indebtedness or other obligation so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

        (r) Liens securing Indebtedness or other obligations which are not otherwise permitted by the foregoing clauses of this Section 6.2, provided that the aggregate outstanding principal amount of the Indebtedness plus the amount of such other obligations secured by all such Liens shall not exceed $25,000,000.

        SECTION 6.3. Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Leaseback"); provided that the Company or any Subsidiary may enter into any such transaction to the extent that the Capital Lease Obligations and Liens associated therewith would be permitted under this Agreement.

        SECTION 6.4. Acquisitions, Investments, Loans and Advances.

        (a) From and after the Closing Date, except as otherwise provided in
Section 6.4(b);

               (i) purchase or acquire, for money or Indebtedness, any capital stock or equity securities of any person other than any Subsidiary Guarantor which is a Domestic Subsidiary;

               (ii) purchase or acquire, for money or Indebtedness, all or any substantial portion of the business, property or assets of any person other than any Subsidiary Guarantor which is a Domestic Subsidiary;

               (iii) make any capital contribution to or other equity investment in any person other than any Subsidiary Guarantor which is a Domestic Subsidiary; or

               (iv) purchase or acquire Indebtedness of, lend money or credit or make advances to, any person other than any Subsidiary Guarantor which is a Domestic Subsidiary.

(The transactions referred to in clauses (a)(i) through (a)(iv) are hereinafter referred to as "Investments").

        (b) Notwithstanding the provisions in Section 6.4(a), but subject to the other provisions in this Agreement, the Company and its Subsidiaries may make the following Investments:

               (i) Investments existing on the date hereof and set forth in
        Schedule 6.4 and any other Investments that may be distributed thereon or in exchange or conversion thereof or in substitution therefor;

               (ii) investments selected by the Company in accordance with its Investment Authority policy as adopted by the Company on December 14, 1998 (as the same may be amended from time to time with the approval of the Administrative Agent);

               (iii) loans and advances to officers and employees in the ordinary course of business, consistent with past practices;

               (iv) Capital Expenditures permitted pursuant to Section 6.10;

               (v) cash collateral provided to the Collateral Agent pursuant to the Loan Documents;

               (vi) promissory notes issued by any purchaser in connection with any sale of assets permitted by this Agreement;

               (vii) accounts receivable of the Company and its Subsidiaries arising in the ordinary course of business;

               (viii) Contingent Obligations of any person, acquired in the ordinary course of business and constituting Indebtedness permitted hereunder;

               (ix) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (x) (i) intercompany loans and advances between or among the Company (only as a lender and not as a borrower (unless such loan or advance is subordinated on terms reasonably acceptable to the Required Lenders, is evidenced by a note, and is pledged by the applicable lending Subsidiary Guarantor as Collateral for the Obligations)) and any Subsidiary Guarantors which are Domestic Subsidiaries; (ii) intercompany loans and advances to a Foreign Subsidiary to fund working capital needs incurred in the ordinary course of business; and (iii) an advance to Conexant Systems Japan Co. Ltd. not in excess of 1,900,000,000 yen used to repay the outstanding balance under such Subsidiary's loan facility to The Bank of Tokyo-Mitsubishi;

               (xi) Investments made with the Net Cash Proceeds from issuance of equity securities or Convertible Debt of the Company within 90 days of receipt of such Net Cash Proceeds; provided that such issuance is made in connection with and for the express purpose of making the specific Investment then being made;

               (xii)  Investments consisting of Hedging Agreements; and

               (xiii) other Investments of any kind in a Related Business; provided that (x) no Default or Event of Default exists at the time of making such Investment or would result from the making of such Investment, (y)

               (A) the Company shall have delivered to the Administrative Agent a certificate certifying that at the time of and immediately after giving effect to such acquisition, the ratio of (1) the Total Debt of the Company and its Subsidiaries on the date of such acquisition (including all Indebtedness incurred in connection with or resulting from such acquisition that would constitute Total Debt) to (2) the sum of, without duplication,
               (I) Pro Forma Acquisition EBITDA of the entity, business, property or assets acquired pursuant to such acquisition, plus
               (II) Consolidated EBITDA, in each case for the period of four fiscal quarters most recently ended prior to the date of such acquisition, shall be equal to or less than the Consolidated Leverage Ratio permitted pursuant to Section 6.11 on the subject date, and

               (B) such entity, business, property or assets, as applicable, are located in the United States (or the principal place of business with respect thereto and substantially all of the applicable assets are located in the United States), and

        (z) the Acquisition Cost of such Investment, together with the Acquisition Cost for all other Investments made in the aggregate that are not otherwise permitted under clauses (i) through (xii) of this Section does not exceed $150,000,000 (and in the case of Investments consisting of equity of persons which are not Subsidiaries after giving effect to such Investment, the aggregate Acquisition Cost for all such Investments made under this clause (xiii) shall not exceed $35,000,000). For purposes of this Section, the term "Acquisition Cost" shall mean, with respect to any Investment, the sum of, without duplication, (1) the amount of any money paid to acquire such Investment, plus (2) the principal amount of any Indebtedness issued by the Company or any Subsidiary to acquire such Investment, plus (3) the principal amount of any Indebtedness assumed in connection with the acquisition of such Investment (including, in the case of the acquisition of capital stock or other equity securities of any person that, after giving effect to such acquisition, becomes a Subsidiary, the principal amount of the Indebtedness of such person outstanding on the date it becomes a Subsidiary, after giving effect to any prepayment or repayment of Indebtedness made contemporaneously with such acquisition), plus (4) in the case of any Investment of the type referred to in Section 6.4(a)(iii), the fair market value, as determined by the board of directors of the Company, of any property contributed in kind to any person other than any Subsidiary Guarantor which is a Domestic Subsidiary.

        SECTION 6.5.      Mergers, Consolidations and Sales of Assets.

        (a) Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or, subject to paragraph (b) below, any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary except that:

               (i) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (A) any wholly-owned Subsidiary may merge into the Company in a transaction in which the Company is the surviving corporation and (B) any wholly-owned Subsidiary may merge into or consolidate with any other wholly-owned Subsidiary that is a Subsidiary Guarantor and is a Domestic Subsidiary in a transaction in which the surviving entity is a wholly-owned Subsidiary that is a Subsidiary Guarantor and is a Domestic Subsidiary and no person other than the Company or a wholly-owned Subsidiary that is a Subsidiary Guarantor and is a Domestic Subsidiary receives any consideration and (C) the Company or any Subsidiary may merge or consolidate with any other person in connection with any Investment permitted by Section 6.4(a)(i) provided, that no Default or Event of Default then exists; and

               (ii) the Borrower or any Subsidiary may consummate:

                      (A) Sales, leases, transfers or other dispositions of inventory, marketable securities, cash and cash equivalents in the ordinary course of business.

                      (B) Sales, leases, transfers or other dispositions of obsolete property or property no longer used or useful in the business of the Borrower or its Subsidiaries.

                      (C) Sales, leases, transfers or other dispositions of property that (i) the Company shall have given the Administrative Agent written notice (within 10 days after the occurrence of such sale or disposition of property) of the Company's intention to replace such property with other property which has a fair market value not materially less than the property sold or otherwise disposed of and (ii) the Company shall replace such property within 180 days of such sale or other disposition with other property which has a fair market value not materially less than the property sold or otherwise disposed of.

                      (D) Sales, leases, transfers or other dispositions of motor vehicles, office or other equipment in the ordinary course of business and not material in aggregate amount.

        (b) Engage in any Asset Sale not otherwise prohibited by Section 6.5(a) unless all of the following conditions are met: (i) the consideration received is at least equal to the fair market value of such assets; (ii) at least 75% of the consideration received is cash; (iii) the Net Cash Proceeds of such Asset Sale are applied as required by Section 2.13(b); (iv) after giving effect to the sale or other disposition of the assets included within the Asset Sale and the repayment of Indebtedness with the proceeds thereof, the Company is in compliance on a pro forma basis with the covenants set forth in Sections 6.10, 6.11, 6.12, 6.13 and 6.14 recomputed for the most recently ended fiscal quarter for which information is available and is in compliance with all other terms and conditions contained in this Agreement, (v) the aggregate value of all such Asset Sales (measured on a net book value basis without giving effect to any write-ups or write-downs taken in connection therewith or in anticipation thereof) in any fiscal year is less than 10% of Net Worth of the Company at the beginning of such fiscal year; and (vi) no Default or Event of Default shall result from such Asset Sale.

        SECTION 6.6. Dividends and Distributions; Restrictions on Ability of Subsidiaries to Pay Dividends.

        (a) At any time a Default or Event of Default shall exist or will result therefrom, declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that the Company may at any time pay dividends with respect to its capital stock solely in additional shares of its capital stock.

        (b) Permit the Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than under the Loan Documents) on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Company or the parent of such Subsidiary.

        SECTION 6.7. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Company or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, and except that this Section shall not apply to any transaction between or among the Company and Subsidiary Guarantors or between or among Rockwell and the Company or any Subsidiary in connection with the Spin-off as disclosed on Schedule 6.7 or pursuant to the Spin-off Agreements.

        SECTION 6.8. Business of the Company and Subsidiaries. Engage at any time in any business or business activity other than the Related Business.

        SECTION 6.9. Fiscal Year. Permit the fiscal year of the Company or any Borrower to end on a day other than September 30 or permit any amendment or modification to be made to its certificate or articles of incorporation or by-laws which is materially adverse to the interests of the Lenders (provided that the Company shall notify the Administrative Agent of any other material amendment or modification thereto as soon as practicable thereafter).

        SECTION 6.10. Capital Expenditures. Permit the aggregate amount of Consolidated Capital Expenditures made by the Company and the Subsidiaries, taken as a whole, in the fiscal year of the Company ending September 30, 1999 to exceed $176,000,000, in the fiscal year of the Company ending September 30, 2000 to exceed $201,250,000 and in the fiscal year of the Company ending September 30, 2001 to exceed $224,250,000. If the full amount of Consolidated Capital Expenditures permitted in any fiscal year are not made, the unused allowance may be carried forward to the next fiscal year (but not to any subsequent fiscal year).

        SECTION 6.11. Consolidated Leverage Ratio. Permit, at any time on or after March 31, 1999, the Consolidated Leverage Ratio to be more than 2.50 to
1.00 as at the last day of any fiscal quarter of the Company, calculated (x) in the case of any fiscal quarter ending prior to December 31, 1999, by annualizing the Consolidated EBITDA component of such calculation for the period from January 1, 1999 to the measurement date, and (y) on and after December 31, 1999, for the preceding four fiscal quarters ending on the measurement date.

        SECTION 6.12. Minimum Net Worth . Permit, at any time, the Net Worth of the Company to be less than the sum of (a) 80% of Net Worth of the Company as of December 31, 1998, plus (b) 50% of positive Consolidated Net Income after the Distribution Date, plus (c) with respect to the issuance or sale of capital stock of the Company or the conversion of indebtedness of the Company into equity of the Company, in each case occurring after the Distribution Date, 50% of the aggregate Net Cash Proceeds received by the Company from such issuance or sale of capital stock plus 50% of the principal amount of any indebtedness so converted if such issuance, sale or conversion occurs at a time when the Company shall have no S&P Rating and no Moody's Rating or at a time when the Company's S&P Rating and Moody's Rating are both lower than BBB- and Baa3, respectively.

        SECTION 6.13. Consolidated Interest Coverage Ratio. Permit, at any time on or after March 31, 1999, the Consolidated Interest Coverage Ratio to be less than 5.00 to 1.00 as at the last day of any fiscal quarter of the Company, calculated (x) in the case of any fiscal quarter ending prior to December 31, 1999, by annualizing the components of such calculation for the period from January 1, 1999 to the measurement date, and (y) on and after December 31, 1999, for the preceding four fiscal quarters ending on the measurement date.

        SECTION 6.14. Consolidated Quick Ratio. Permit, at any time on or after March 31, 1999, the Consolidated Quick Ratio to be less than 1.10 to 1.00 as at the last day of any fiscal quarter of the Company.

                                   ARTICLE VII

                                Events of Default

        In case of the happening of any of the following events ("Events of Default"):

        (a) any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

        (b) default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

        (c) default shall be made in the payment of any interest on any Loan or any Fee or L/C Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five days;

        (d) default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in
Section 5.1(a), 5.5 or 5.7 or in Article VI (other than Sections 6.7 and 6.8 and except for defaults solely arising from transactions on or prior to the Distribution Date which are necessary or desirable to consummate the Spin-off substantially and in all material respects as described in the Spin-off Form
10);

        (e) default shall be made in the due observance or performance by the Company or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above or (k) below and except for defaults solely arising from transactions on or prior to the Distribution Date which are necessary or desirable to consummate the Spin-off substantially and in all material respects as described in the Spin-off Form 10) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Company;

        (f) the Company or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $10,000,000 when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

        (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Subsidiary, or of a substantial part of the property or assets of the Company or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary or (iii) the winding-up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

        (h) the Company or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended or substituted, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in
(g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

        (i) one or more judgments (other than any judgement that may be entered in the Celeritas Technologies, Ltd. Litigation referred to in the Spin-off Form 10 in an amount not to exceed $65,000,000) for the payment of money which is not covered by insurance and, in the aggregate, is in excess of $12,500,000 shall be rendered against the Company, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company or any Subsidiary to enforce any such judgment;

        (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of the Company and its ERISA Affiliates in an aggregate amount exceeding $25,000,000;

        (k) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by the Company or any other Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in any material portion of the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Pledge Agreement and except to the extent that such loss is covered by a lender's title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy;

        (l) there shall have occurred a Change in Control (other than the Spin-off); or

        (m) the Spin-off shall be a deemed a taxable transaction for federal tax purposes resulting in any material tax or other monetary liability (whether at law or by contract) to the Company or any Subsidiary;

then, and in every such event (other than an event with respect to the Company described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, with the consent of the Required Lenders, may, and at the request of the Required Lenders shall, by notice to the Company, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrowers described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrowers accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding.


                                  ARTICLE VIII

                The Administrative Agent and the Collateral Agent

        In order to expedite the transactions contemplated by this Agreement, CSFB is hereby appointed to act as Administrative Agent and Collateral Agent on behalf of the Lenders and the Issuing Banks (for purposes of this Article VIII, the Administrative Agent and the Collateral Agent are referred to collectively as the "Agents"). Each of the Lenders, the Issuing Banks, and each assignee of any such Lender or Issuing Bank, hereby irrevocably authorizes the Agents to take such actions on behalf of such Lender, Issuing Bank or assignee and to exercise such powers as are specifically delegated to the Agents by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders and the Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Banks all payment of principal of and interest on the Loans, all payments in respect of L/C Disbursements and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or each Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Company of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by any Borrower or any other loan Party pursuant to this Agreement or the other Loan Documents as received by the Administrative Agent. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents.

        Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by any Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to any Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender or an Issuing Bank of any of its obligations hereunder or to any Lender or an Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or an Issuing Bank or any Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

        The Lenders hereby acknowledge that neither Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

        Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the Company. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon acceptance of any appointment as Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations hereunder. After the Agent's resignation hereunder, the provisions of this Article and Section 9.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

        With respect to the Loans made by it hereunder, each Agent in its individual capacity and not as Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and the Agents and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if it were not an Agent.

        Each Lender agrees (a) to reimburse the Agents, on demand, in the amount of its pro rata share (based on its aggregate Commitments hereunder) of any expenses incurred for the benefit of the Lenders by the Agents, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by any Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by any Borrower or any other Loan Party; provided that no Lender shall be liable to an Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents. Each Lender agrees to reimburse each of the Issuing Banks and their directors, employees and agents, in each case, to the same extent and subject to the same limitations as provided above for the Agents.

        Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

        SECTION 9.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

        (a) if to any Borrower, to it in care of the Company at 4311 Jamboree Road, Newport Beach, California 92660-3095 Attention of Kerry Petry (Telecopy No. (949) 483-7263), with a copy to 4311 Jamboree Road, Newport Beach, California 92660-3095 Attention of Dennis E. O'Reilly, Esq., Senior Vice President, General Counsel and Secretary (Telecopy No. (949) 483-4391);

        (b) if to the Administrative Agent, to Credit Suisse First Boston, 11 Madison Avenue, New York, New York 10010, Attention of Agency Department (Telecopy No. (212) 325-8304), and with respect to Alternative Currencies, Credit Suisse First Boston, 11 Madison Avenue, New York, New York 10010, Attention of Agency Department (Telecopy No. (212) 325-8304); and

        (c) if to a Lender, to it at its address (or telecopy number) set forth on Schedule 2.1 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.1 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.1. All notices herein to the Company shall automatically be deemed to be effective as to each Borrower Subsidiary.

        SECTION 9.2. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and the Issuing Banks and shall survive the making by the Lenders of the Loans and the issuance of Letters of Credit by the Issuing Banks, regardless of any investigation made by the Lenders or the Issuing Banks or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16,
2.20 and 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or any Issuing Bank.

        SECTION 9.3. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers, the Lenders, the Administrative Agent and the Collateral Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

        SECTION 9.4. Successors and Assigns.

        (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, the Administrative Agent, the Collateral Agent, the Issuing Banks or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

        (b) Each Lender may assign to one or more banks, finance companies, insurance companies or other financial institutions that are engaged in making, purchasing or otherwise investing in commercial bank loans in the ordinary course of its business, or Approved Funds (as defined below) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender or an Approved Fund, (x) the Company (other than during the existence of an Event of Default) and the Administrative Agent (and, in the case of any assignment of a Revolving Commitment, the Issuing Banks and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld) and (y) the amount of the Commitment or Loans, as applicable, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, if less, the entire remaining amount of such Lender's Commitment or Loans, as applicable), (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. For purposes of this Section 9.4(b), "Approved Fund" shall mean, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans which is managed or advised by the same investment advisor as such Lender or by an affiliate of such investment advisor. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.4, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.5, as well as to any Fees accrued for its account and not yet paid).

        (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Term Loan Commitments and Revolving Commitment, and the outstanding balances of its Term Loans and Revolving Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other Instrument or document furnished pursuant hereto, or the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.5(a) or delivered pursuant to Section 5.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

        (d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Issuing Banks, the Collateral Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph
(b) above and, if required, the written consent of the Company, the Swingline Lender, the Issuing Banks and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders, the Issuing Banks and the Swingline Lender. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

        (f) Each Lender may without the consent of the Company, the Swingline Lender, the Issuing Banks or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (subject to the limitations set forth in such Sections) and (iv) the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans or L/C Disbursements and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans or increasing or extending the Commitments).

        (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.4, disclose to the assignee or participant or proposed assignment or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers, provided that, prior to any such disclosure of information designated by the Company as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any confidential information of the Company or its Subsidiaries on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.17.

        (h) Any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, each Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrowers by the assigning Lender hereunder.

        (i) None of the Borrowers shall assign or delegate any of their respective rights or duties hereunder without the prior written consent of the Administrative Agent, each Issuing Bank and each Lender, and any attempted assignment without such consent shall be null and void.

        (j) In the event that S&P, Moody's and Thompson's BankWatch (or Insurance Watch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by Insurance Watch Ratings Service)), then each Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace (or to request the Company to use its reasonable efforts to replace) such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations in respect of its Revolving Commitment to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority and (ii) the applicable Issuing Bank or such assignee, as the case may be, shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder.

        (k) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company, the option to provide to the Company all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Company pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.4, any SPC may (i) with notice to, but without the prior written consent of, the Company and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Company and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC.

        SECTION 9.5. Expenses; Indemnity.

        (a) The Borrowers jointly and severally agree to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent or the Collateral Agent in connection with the syndication of the credit facilities provided for herein and, subject to the Fee Letter, the administration, to the extent such administration expenses exceed the fee provided for the Administrative Agent in the Fee Letter, and preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made or Letters of Credit issued hereunder, as applicable, including the reasonable fees, charges and disbursements of McDermott, Will & Emery, counsel for the Administrative Agent and the Collateral Agent, and, in connection with any such enforcement or protection, the fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

        (b) The Borrowers jointly and severally agree to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Issuing Bank, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions, the Spin-off and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans or issuance of Letters of Credit, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, or (iv) any actual or alleged presence, Release or threat of Release of Hazardous Materials on any Properties, or any Environmental Claim related in any way to the Company or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

        (c) The provisions of this Section 9.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the expiration of any Letter of Credit, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent, any Lender or an Issuing Bank. All amounts due under this Section 9.5 shall be payable on written demand therefor.

        (d) Unless a Default or Event of Default has occurred and is continuing, in connection with any indemnification by the Borrowers pursuant to Section 9.5, the Borrowers shall not, in connection with any action or separate but substantially similar or related actions in the same jurisdiction arising out of the same allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnitees (unless the Indemnitees are advised by counsel that, as between themselves, the use of one single counsel would present such counsel with a conflict of interest, in which event the Borrowers shall be liable for the reasonable fees and expenses of such additional firms of attorneys the engagement of which shall be necessary to avoid such conflict); provided, that the Borrowers shall not in any event be liable for fees and expenses incurred in connection with any dispute among such Indemnitees.

        SECTION 9.6. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this
Section 9.6 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE COMPANY OR ANY SUBSIDIARY OF THE COMPANY HELD OR MAINTAINED BY THE LENDER WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS.

        SECTION 9.7. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED. THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 9.8. Waivers; Amendment.

        (a) No failure or delay of the Administrative Agent, the Collateral Agent, any Lender or an Issuing Bank in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

        (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or any date for reimbursement of an L/C Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or L/C Disbursement, without the prior written consent of each Lender affected thereby, (ii) change or extend the Commitment or decrease or extend the date for payment of the Commitment Fees of any Lender without the prior written consent of such Lender, or (iii) amend or modify the provisions of
Section 2.17 or 9.4(i), the provisions of this Section, the definition of the term "Required Lenders", increase the total Commitments or release any Subsidiary Guarantor or all or any substantial part of the Collateral except as permitted pursuant to Section 7.15 of the Security Agreement, without the prior written consent of each Lender; provided, further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, the Collateral Agent, such Issuing Bank or the Swingline Lender.

        SECTION 9.9. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or participation in any L/C Disbursement, together with all fees, charges and other amounts which are treated as interest on such Loan or participation in such L/C Disbursement under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan or participation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation but were not payable as a result of the operation of this Section
9.9 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

        SECTION 9.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

        SECTION 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

        SECTION 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section
9.3. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

        SECTION 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

        SECTION 9.15. Jurisdiction; Consent to Service of Process.

        (a) Each of the Borrowers hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrowers or their properties in the courts of any jurisdiction.

        (b) Each of the Borrowers hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

        SECTION 9.16. Conversion of Currencies.

        (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

        (b) The obligations of each party in respect of any sum due to any other party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency") be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, such party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Loan Parties contained in this Section 9.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

        SECTION 9.17. Confidentiality. The Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders agrees to keep confidential (and to use reasonable efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives (including, without limitation, attorneys and auditors) as need to know such Information, (b) to the extent requested by any regulatory authority (provided such authority shall be advised of the confidential nature of the Information), (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, (d) in connection with any suit, action or proceeding relating to the enforcement of its rights hereunder or under the other Loan Documents, (e) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contracts counterparty (or its affiliates) is not known by such person to be a competitor of the Company or any of the Subsidiaries and agrees to be bound by the provisions of this Section 9.17) or (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section
9.17 or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Lender or the Collateral Agent on a nonconfidential basis from a source other than the Company. For the purposes of this Section, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender based on any of the foregoing) that are received from the Company and related to the Company or any Subsidiary, any shareholder of the Company or any employee, customer or supplier of the Company, other than any of the foregoing than were available to the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to its disclosure thereto by the Company, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. In the event that any Lender or any Lender's representatives are required by applicable law, regulation (other than any disclosure to a regulator in the ordinary course of regulatory review) or legal process to disclose any of the Information, such Lender will, to the extent permitted by law, promptly, notify the Company in writing. In the event that no protective order or other remedy is obtained, or that the Company does not waive compliance with the terms of this Section, the Lender or its representative will furnish only that portion of the Information which its legal counsel advises is legally required and such Lender or its representative shall exercise reasonable efforts at the Company's sole expense to preserve the confidentiality of the remainder of the Information. In no event will any Lender, or any representative of any Lender, oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Information or to obtain reliable assurance that confidential treatment will be afforded the Information. The provisions of this Section 9.17 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

        SECTION 9.18. European Monetary Union. If, as a result of the implementation of European monetary union, (a) any currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency, then any amount payable hereunder by any party hereto in such currency shall instead be payable in the European common currency and the amount so payable shall be determined by translating the amount payable in such currency to such European common currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union, or (b) any currency and a European common currency are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation, then (i) any Loan made at such time shall be made in such European common currency and (ii) any other amount payable by any party hereto in such currency shall be payable in such currency or in such European common currency (in an amount determined as set forth in clause (a)), at the election of the obligor. Prior to the occurrence of the event or events described in clause (a) or (b) of the preceding sentence, each amount payable hereunder in any currency will continue to be payable only in that currency. The Borrowers agree, at the request of the Required Lenders, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as the Required Lenders shall reasonably request in order to avoid any unfair burden or disadvantage resulting from the implementation of such monetary union and to place the parties hereto in the position they would have been in had such monetary union not been implemented, the intent being that neither party will be adversely affected economically as a result of such implementation and that reasonable provisions may be adopted to govern the borrowing, maintenance and repayment of Loans denominated in any Alternative Currency or a European common currency after the occurrence of the event or events described in clause (a) or (b) of the preceding sentence.

        SECTION 9.19. Foreign Subsidiary Borrowers. Notwithstanding any provision herein or in the other Loan Documents providing for joint and several liability among the Borrowers, the liability of a Borrower which is a Foreign Subsidiary, for any and all amounts payable under any Loan Document, including, without limitation, for any Fees, other expenses or Obligations, shall be several and not joint and such Foreign Subsidiary's liability shall relate only to Borrowings made by such Foreign Subsidiary and any Fees, other expenses or Obligations attributable to any Borrowings made by such Foreign Subsidiary.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                     CONEXANT SYSTEMS, INC.


                                     By:  /s/ Kerry K. Petry
                                          --------------------------------------
                                          Name:  Kerry K. Petry
                                          Title: Vice President and Treasurer


                                     CONEXANT SYSTEMS HOLDINGS, LTD.


                                     By:  /s/ R. F. G. Ward Dyer
                                          --------------------------------------
                                          Name:  R. F. G. Ward Dyer
                                          Title: Director and Secretary


                                     CONEXANT SYSTEMS UK, LTD.


                                     By:  /s/ R. F. G. Ward Dyer
                                          --------------------------------------
                                          Name:  R. F. G. Ward Dyer
                                          Title: Director and Secretary


                                     CONEXANT SYSTEMS FRANCE, S.A.S.


                                     By:  /s/ Robert Ward Dyer
                                          --------------------------------------
                                          Name:  Robert Ward Dyer
                                          Title: Permanent Representative of
                                                 Conexant Systems UK Limited
                                                 (ex Rockwell Semiconductor
                                                 Systems Ltd), President of
                                                 Conexant Systems France, S.A.S.

                                     CREDIT SUISSE FIRST BOSTON,
                                     individually and as Administrative Agent,
                                     Collateral Agent and Swingline Lender


                                     By:  /s/ Chris T. Horgan
                                          --------------------------------------
                                          Name:  Chris T. Horgan
                                          Title: Vice President


                                     By:  /s/ Gregory R. Perry
                                          --------------------------------------
                                          Name:  Gregory R. Perry
                                          Title: Vice President


                                     BANK POLSKA KASA OPIEKI, S.A.-PEKAO
                                     S.A. GROUP, NEW YORK BRANCH,
                                     as a Lender


                                     By:  /s/ Harvey Winter
                                          --------------------------------------
                                          Name:  Harvey Winter
                                          Title: Vice President


                                     COMERICA WEST INCORPORATED,
                                     as a Lender


                                     By:  /s/ Emmanuel M. Skevofilax
                                          --------------------------------------
                                          Name:  Emmanuel M. Skevofilax
                                          Title: Assistant Vice President


                                     KEYBANK NATIONAL ASSOCIATION,
                                     as a Lender


                                     By:  /s/ Thomas A. Crandell
                                          --------------------------------------
                                          Name:  Thomas A. Crandell
                                          Title: Vice President

                                     TRANSAMERICA COMMERCIAL
                                     FINANCE CORPORATION,
                                     as a Lender


                                     By:  /s/ Mark Wrend
                                          --------------------------------------
                                          Name:  Mark Wrend
                                          Title: Vice President


                                     THE FIRST NATIONAL BANK OF CHICAGO,
                                     as a Lender


                                     By:  /s/ Mark A. Isley
                                          --------------------------------------
                                          Name:  Mark A. Isley
                                          Title: First Vice President


                                     UBS AG, STAMFORD BRANCH,
                                     as a Lender


                                     By:  /s/ Leo L. Baltz
                                          --------------------------------------
                                          Name:  Leo L. Baltz
                                          Title: Director


                                     By:  /s/ Eduardo Salazar
                                          --------------------------------------
                                          Name:  Eduardo Salazar
                                          Title: Executive Director


                                     BANQUE NATIONALE DE PARIS,
                                     as a Lender


                                     By:  /s/ Clive Bettles
                                          --------------------------------------
                                          Name:  Clive Bettles
                                          Title: SVP & Manager


                                     By:  /s/ Debbie Gohh
                                          --------------------------------------
                                          Name:  Debbie Gohh
                                          Title: Vice President

                                     NATIONAL BANK OF CANADA,
                                     as a Lender


                                     By:  /s/ John Curry
                                          --------------------------------------
                                          Name:  John Curry
                                          Title: Vice President


                                     By:  /s/ Joseph Perdenza
                                          --------------------------------------
                                          Name:  Joseph Perdenza
                                          Title: Assistant Vice President


                                     UNION BANK OF CALIFORNIA, N.A.
                                     as a Lender


                                     By:  /s/ Glenn Leyrer
                                          --------------------------------------
                                          Name:  Glenn Leyrer
                                          Title: Vice President